As filed with the Securities and Exchange Commission on May 29, 2007
An Exhibit List can be found on page II-6.
Registration No. 333-_____

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON D.C. 20549

FORM SB-2
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW CENTURY COMPANIES, INC.
(Name of small business issuer)

Delaware	3541	06-10345787
(State or other jurisdiction	(Primary standard	(IRS employer
of incorporation)	industrial code number)	identification number)

9835 Santa Fe Springs Road
Santa Fe Springs, CA 90670
(562) 906-8455
(Address and telephone number of principal executive offices and principal place of business)

David Duquette, President
9835 Santa Fe Springs Road
Santa Fe Springs, CA 90670
(562) 906-8455
(Name, address and telephone number of agent for service)

Copies to:
Marc Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor.
New York, New York 10018
(212) 930-9700 (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.10 par value	385,000	$0.70	$269,500	$8.27
Common stock , $.10 par value (2)	3,850,000	$0.70	$2,695,000	$82.74
Total	4,235,000			$91.01*

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 23, 2007, which was $0.70 per share.

(2) Includes shares of our common stock, par value $0.10 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes held by the selling stockholders.

* Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 30, 2007

NEW CENTURY COMPANIES, INC.

4,235,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 4,235,000 shares of our common stock, including 3,850,000 shares of common stock issuable upon conversion of convertible notes, and 385,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "NCNC.OB". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 29, 2007, was $0.69.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2007.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by New Century Companies, Inc, with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	18
Forward Looking Statements	22
Use of Proceeds	23
Management's Discussion and Analysis or Plan of Operation	23
Description of Property	29
Legal Proceedings	29
Management	29
Executive Compensation	31
Certain Relationships and Related Transactions	34
Market for Common Equity and Related Stockholder Matters	34
Security Ownership of Certain Beneficial Owners and Management	35
Selling Stockholder	36
Description of Securities	37
Plan of Distribution	39
Legal Matters	40
Experts	40
Available Information	40
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Index to Consolidated Financial Statements	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

NEW CENTURY COMPANIES, INC.

We are engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled ("CNC") machine tools to manufacturing customers. We provide rebuilt, retrofit and remanufacturing services for numerous brands of machine tools.

We also manufacture original equipment CNC large turning lathes and attachments under the trade name Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced. Computer controls enable operators to program operations such as part rotation, tooling selection and tooling movement for specific parts and then store the programs in memory for future use. The machines are able to produce parts while left unattended. Because of this ability, as well as superior speed of operation, a CNC machine is able to produce the same amount of work as several manually controlled machines, as well as reduce the number of operators required; generating higher profits with less re-work and scrap. Since the introduction of CNC tooling machines, continual advances in computer control technology have allowed for easier programming and additional machine capabilities. A vertical turning machine permits the production of larger, heavier and more oddly shaped parts on a machine, which uses less floor space when compared to the traditional horizontal turning machine because the spindle and cam are aligned on a vertical plane, with the spindle on the bottom.

The primary industry segments in which our machines are utilized to make component parts are in aerospace, power generation turbines, military, component parts for the energy sector for natural gas and oil exploration, medical, aerospace and mining fields.

We sell our products to customers in the United States, Canada and Mexico.

Over the last several years, we have designed and developed a large horizontal CNC turning lathe with productivity features new to the metalworking industry. We believe that a potential market for the Century Turn Lathe, in addition to the markets mentioned above, is aircraft landing gear.

We are also engaged in assembling sound-wall modules made from Quilite(R), a lightweight, graffiti resistant concrete alternative used in freeway sound barriers and in other sound absorbing structures and non-weight bearing applications, where privacy or screening is necessary.

Our principal offices are located at 9835 Santa Fe Springs Rd. Santa Fe Springs, CA 90670 and our telephone number is (562) 906-8455. We are a Delaware corporation.

The Offering

Common stock offered by selling stockholders	Up to 4,235,000 shares of common stock, including 3,850,000 shares of common stock issuable upon conversion of convertible notes. This number represents 35% of our total number of shares outstanding.

Common stock to be outstanding after the offering	Up to 16,214,656 shares.*

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

OTCBB Symbol	NCNC.OB

*The above information regarding common stock to be outstanding after the offering is based on 12,364,656 shares of common stock outstanding as of May 23, 2007 and assumes the issuance of 3,850,000 shares upon conversion of convertible notes by our selling stockholder. This number does not include 385,000 shares which are being offered by Selling Stockholders which have been already issued and are included in our issued and outstanding as of May 23, 2007.

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible notes in the financing transaction that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible note) are as follows:

Securities Underlying the Convertible Notes issued to CAMOFI Master LDC	Market Price at February 28, 2006	Dollar Value of Underlying Securities
3,850,000	$0.63	$2,425,500

FINANCING TRANSACTIONS

We are registering shares of common stock and shares of common stock underlying convertible notes, in connection with the following financing transactions:

MOTIVATED MINDS BRIDGE LOAN

On February 15, 2006, to obtain funding for our operations, we issued a Series A Convertible Note (the "Note") in the principal amount of $300,000 to Motivated Minds, LLC, an Arizona limited liability company (the "Lender"). The Note is convertible into shares of our common stock, at a fixed conversion price of $0.66 per share.

The Note bears interest as follows: (i) equal to twenty-four percent (24%) per annum on the unpaid principal balance from the issue date to the sixtieth (60th) day from the issue date; and (ii) twenty-seven percent (27%) per annum after the sixtieth (60th) day from the Issue Date to the Maturity Date.

In connection with the Note, we entered into a Registration Rights Agreement dated February 16, 2006, pursuant to which we granted piggy back registration rights to Motivated Minds in connection with the shares that were issuable upon conversion of the Note, the shares issued to Motivated Minds, and issuable upon exercise of the warrants.

In connection with the initial issuance of the Note, we issued 30,000 restricted shares of our common stock, and 454,545 warrants to Motivated Minds. The Warrant is exercisable at a price of $0.66 per share and will expire on February 14, 2011. Also, we issued an aggregate of 45,454 warrants to the Placement Agents, Source Capital Group, Inc. and Ascendiant Securities, LLC, which warrants are exercisable at a price of $.66 per share and expire on February 14, 2011, and paid aggregate fees and expenses of $30,000.

Pursuant to the terms of the Note, the Note matured on the earliest date of a closing of a debt or equity financing or May 16, 2006. On March 7, 2006, the Note holder and the Company agreed to extend the Note until May 16, 2006. As a consideration for the extension, we issued 30,000 shares of restricted common stock to the Lender. On August 8, 2006, we entered into an Allonge to the Note pursuant to which Motivated Minds agreed to extend the maturity date of the Note to provide that $150,000 shall be due and payable on August 16, 2006 and $150,000 shall be due on October 16, 2006. In connection with the Allonge, we agreed to issue 45,000 shares of restricted common stock to Motivated Minds. Pursuant to an amendment to the Registration Rights Agreement dated February 15, 2006, the Company granted Motivated Minds piggy back registration rights with respect to the 45,000 shares of common stock. On August 16, 2006 we repaid $150,000 of principal and all accrued interest to Motivated Minds. The due date on the remaining $150,000 principal was extended through December 16, 2006 and we issued an additional 30,000 shares of restricted common stock to Motivated Minds. On December 7, 2006, we repaid $50,000 of principal and the due date on the $100,000 balance of the Note was extended until January 31, 2007. Additionally, we agreed to add an additional $5,000 to the interest due pursuant to the Note. On January 23, 2007, we repaid the entire principal and interest in the aggregate amount of $105,000 due on the Note.

In summary, we have issued to Motivated Minds an aggregate 135,000 restricted shares of common stock, as inducements for the convertible note and extensions of the maturity due date, which are being registered in this Registration Statement of which this prospectus forms a part thereof. The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Motivated Minds has contractually agreed to restrict its ability to exercise the warrant and convert the Note and receive shares of our common stock such that the number of shares of our common stock held by it and its affiliates, after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock.

The Note and the Warrants were offered and sold to Motivated Minds in a transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Motivated Minds is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Additional Disclosure regarding the Motivated Minds Bridge loan

We have made payments of interest and principal to Motivated Minds. In addition, we have made payments to the placement agent in connection with the Note. The following is a tabular disclosure of the dollar amount of each such payment (including the value of any payments to be made in common stock, and excluding any repayment of principal) in connection with the Motivated Minds Bridge Loan that we have made or may be required to make to Motivated Minds, any affiliate of Motivated Minds, or any person with whom Motivated Minds has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to "finders" or "placement agents" and any other payments or potential payments):

Tabular Disclosure of Payments Made In Connection With Motivated Minds Bridge Loan

Name	Type of Payment	Origins of Payment	Date of Payment	No of shares or warrants	Fair Value of Securities issued *	Value of Payment

DEBT DISCOUNT (See Note 6 to Consolidated Financials Statements for the Year Ended December 31, 2006, included in this prospectus)

Motivated Minds, LLC, Noteholder	shares of common stock	in connection with issuance of the Note	2/15/2006	30,000	$0.64	$19,200
Motivated Minds, LLC, sharesholder	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	454,545	$0.64	$290,909

FINANCING COST
Source Capital Group, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	22,727	$0.64	$14,545
Ascendiant Securities, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	22,727	$0.64	$14,545
Source Capital Group, Inc., placement agent	Cash	in connection with issuance of the Note	2/15/2006	n/a	n/a	$15,000
Ascendiant Securities, Inc., placement agent	Cash	in connection with issuance of the Note	2/15/2006	n/a	n/a	$15,000

INTEREST
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	3/7/2006	30,000	$0.63	$18,900
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	7/25/2006	45,000	$0.52	$23,400
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	11/14/2006	30,000	$0.20	$6,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	3/30/2006	n/a	n/a	$6,000
Motivated Minds, LLC, shareholder	shares of common stock	conversion of interest on the Note	4/15/2006	9,091	$0.66	$6,000
Motivated Minds, LLC, shareholder	shares of common stock	conversion of interest on the Note	5/15/2006	10,227	$0.66	$6,750

Motivated Minds, LLC, shareholder	cash	interest on the Note	7/13/2006	n/a	n/a	$15,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	8/16/2006	n/a	n/a	$6,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	10/17/2006	n/a	n/a	$6,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	11/14/2006	n/a	n/a	$3,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	12/18/2006	n/a	n/a	$3,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	1/23/2007	n/a	n/a	$5,000

Total payments that have been made in connection with the Motivated Minds Bridge Loan, excluding principal repayments						$476,499

* The Fair Value of Securities issued was estimated using trading price of the Company’s common stock on the date of grant for common stock and Black Scholes option-pricing model to evaluate warrants to purchase common stock.

The total possible payments to Motivated Minds and its affiliates in the first year following the sale of the convertible notes are as follows:

Name	Type of Payment	Origins of Payment	Date of Payment	No of shares or warrants	Fair Value of Securities issued *	Value of Payment

DEBT DISCOUNT (See Note 6 to Consolidated Financials Statements for the Year Ended December 31, 2006, included in this prospectus)

Motivated Minds, LLC, shareholder	shares of common stock	in connection with issuance of the Note	2/15/2006	30,000	$0.64	$19,200
Motivated Minds, LLC, shareholder	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	454,545	$0.64	$290,909

FINANCING COST
Source Capital Group, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	22,727	$0.64	$14,545
Ascendiant Securities, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/15/2006	22,727	$0.64	$14,545
Souce Capital Group, Inc., placement agent	cash	in connection with issuance of the Note	2/15/2006	n/a	n/a	$15,000

Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	2/15/2006	n/a	n/a	$15,000

INTEREST
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	3/7/2006	30,000	$0.63	$18,900
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	7/25/2006	45,000	$0.52	$23,400
Motivated Minds, LLC, shareholder	shares of common stock	in connection with extension of the due date of Note	11/14/2006	30,000	$0.20	$6,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	3/30/2006	n/a	n/a	$6,000
Motivated Minds, LLC, shareholder	shares of common stock	conversion of interest on the Note	4/15/2006	9,091	$0.66	$6,000
Motivated Minds, LLC, shareholder	shares of common stock	conversion of interest on the Note	5/15/2006	10,227	$0.66	$6,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	7/13/2006	n/a	n/a	$15,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	8/16/2006	n/a	n/a	$6,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	10/17/2006	n/a	n/a	$6,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	11/14/2006	n/a	n/a	$3,750
Motivated Minds, LLC, shareholder	cash	interest on the Note	12/18/2006	n/a	n/a	$3,000
Motivated Minds, LLC, shareholder	cash	interest on the Note	1/23/2007	n/a	n/a	$5,000

PRINCIPAL
Motivated Minds, LLC, shareholder	cash	principal on the Note	8/16/2006	n/a	n/a	$150,000
Motivated Minds, LLC, shareholder	cash	principal on the Note	12/7/2006	n/a	n/a	$50,000
Motivated Minds, LLC, shareholder	cash	principal on the Note	1/23/2007	n/a	n/a	$100,000

Total payments that have been made in connection with the Motivated Minds Bridge Loan in the first year following the sale of the convertible notes						$776,499

* The Fair Value of Securities issued was estimated using trading price of the Company’s common stock on the date of grant for common stock and Black Scholes option-pricing model to evaluate warrants to purchase common stock.

The following calculation represent the gross proceeds from the Motivated Minds Bridge Loan Transaction, less all total payments that have been made to selling shareholder :

Gross Proceeds	$300,000
Less cash payments	$376,250
Less fair market value of securities payments to the selling shareholders	$400,249
Net Loss	$(476,499)

Set forth below is tabular disclosure of the total possible profit to be realized by Motivate Minds as a result of any conversion discounts regarding the securities underlying the convertible notes and any other warrants, options, notes, or other securities of the Company that are held by Motivated Minds or its affiliates:

Name	Number of Conversion Shares		Market Price on the date of the sale of the convertible note (February 15, 2006)	Conversion Price of Convertible Notes	Combined Market Price of Shares underlying Convertible Notes	Combined Conversion Price of Shares underlying Convertible Notes	Potential Profit to be Realized
Motivated Minds, LLC, shareholder	454,545	(1)	$0.64	$0.66	$290,909	$300,000	$9,091
Motivated Minds, LLC, shareholder	89,394	(2)	$0.64	$0.66	$57,212	$59,000	$1,788

(1) Represents shares issuable upon conversion of the principal amount of the Note.

(2) Represents shares issuable upon conversion of interest accrued under the Note.

Combined Total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible notes and any other warrants, options, notes, or other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders	$1,788

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible notes as a percentage of the net proceeds to the Company from the sale of the convertible notes to Motivated Minds, as well as the amount of that resulting percentage averaged over the term of the convertible notes.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to the Company in the convertible note transaction;

•	all payments that have been made or that may be required to be made the Company

•	the resulting net proceeds to the Company; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible notes and any other warrants, options, notes, or other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders.

The following calculation represent the gross proceeds from the Motivated Minds Bridge Loan Transaction, less all total payments that have been made to selling shareholder :

Gross Proceeds paid to the Company in the convertible note	$300,000
Less all cash payments made or that may be required to be made by the Company (not including principal repayments)	$76,250
Less fair market value of securities payments to the selling shareholders	$400,249
Net Loss	$(176,499)

Percentage of the total amount of all possible payments divided by the net proceeds to the Company from the sale of the convertible notes	-270%

Percentage averaged over the term of the convertible notes (3 months term)	-270%

Percentage of the total possible discount (premium) to the market price of the shares underlying the convertible note divided by the net proceeds to the issuer from the sale of the convertible notes	-1%

CAMOFI PRIVATE PLACEMENT

On February 28, 2006, to obtain funding for our operations, we entered into a Securities Purchase Agreement ("CAMOFI Purchase Agreement") with CAMOFI Master LDC ("CAMOFI") for the sale of (i) $3,500,000 in 12% Senior Secured Convertible Note (the "CAMOFI Note") which is convertible into common stock at a fixed conversion price of $0.63 and (ii) stock purchase warrants (the "Warrant") to purchase 3,476,190 shares of our common stock at a fixed exercise price of $0.63. We closed the financing pursuant to the CAMOFI Purchase Agreement on February 28, 2006.

The CAMOFI Note bears interest at 12% and matures on February 28, 2009. Interest on the aggregate of the unconverted and then outstanding principal amount is payable monthly in arrears, in cash or registered shares of common stock at the Company's election, or a combination thereof, beginning on the first day of the first month after the issuance date of March 1, 2006. Notwithstanding the foregoing, payment in shares of common stock can only occur if during the 20 trading days immediately prior to the payment date, the payment in shares of common stock would not exceed 25% of the volume for any of the previous 20 trading days, we shall have given the holder notice, and the following conditions (the “Equity Conditions”) have been met: (i) we have duly honored conversions and redemptions; (ii) all liquidated damages and other amounts owing in respect of the CAMOFI Note have been paid; (iii) there is an effective registration statement pursuant to which the holder is permitted to resell all of the shares issuable pursuant to the CAMOFI Purchase Agreement; (iv) our stock is listed or quoted for trading on either of the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board and the shares issuable pursuant to the CAMOFI Purchase Agreement are listed for trading; (v) there is sufficient number of authorized but unissued and unreserved shares for the issuance of shares issuable pursuant to the CAMOFI Purchase Agreement; (vi) we are not in default under the CAMOFI Purchase Agreement; (vii) the shares issued or issuable will not exceed 4.99%; (viii) no public announcement of a pending or proposed fundamental transaction (such as a merger or consolidation of the Company, any completed tender offer or exchange, any reclassification of our common stock or compulsory share exchange where our common stock is effectively converted into or exchanged for other securities, cash or property) or change of control transaction has occurred that has not been consummated; (ix) the closing price of our common stock is at lease 115% of the conversion price of the CAMOFI Note, (as adjusted).

The CAMOFI Note is convertible into shares of the Company’s common stock at the option of the Holder at a price of $0.63 per share. To effect conversions, the Holder is required to execute a notice of conversion specifying the principal amount of the Note to be converted and the date the conversion is to be effected. If the Company fails to timely deliver to the Holders certificates by the third trading day after the conversion date specified in the notice of conversion, the Company shall be required to pay in cash for each $1,000 of principal being converted, $10 per trading day (increased to $20 per trading day after 5 trading days after such damages begin to accrue) for each trading day after such third trading day until such certificates are delivered. The Company may also be required to compensate the Holder for a Buy-in, where the Holder is required by its brokerage firm to purchase common stock to deliver in satisfaction of a sale by such holder of the conversion shares.

The conversion price of the CAMOFI Note is subject to adjustment in the event the Company (a) pays a stock dividend or makes a distribution of its shares, (b) subdivides its common stock into a larger number of shares, (c) combines outstanding shares of common stock into a smaller number of shares, (d) issues by reclassification of shares of common stock of the Company, (e) offers, sells, grant any option to purchase or offer sell, or grant any right to reprice its securities or otherwise disposes of or issue any common stock or common stock equivalents at an effective price per share less than the then conversion price. Notwithstanding the foregoing, there shall be no adjustment of the conversion price in the case of an issuance of (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (ii) securities upon the exercise of or conversion of any securities issued pursuant to the CAMOFI Note, convertible securities, options or warrants issued and outstanding as of February 28, 2006, provided that such securities have not been amended since such date to increase the number of such securities.

We have the right to prepay in cash, all, or a portion of the CAMOFI Note, at 120% of the principal amount plus accrued interest at the date of prepayment. In addition, we are required to repay the CAMOFI Note at 120% of the principal amount thereof plus accrued interest to the date of repayment in the event we shall (A) sell all or a portion of the our assets, (B) become subject to change in control transaction, or (C) Quilite International, LLC's audited financial statement are materially worse than its unaudited financial statements. In determining whether Quilite’s audited financial statements are materially worse than its unaudited financial statements, we will rely on a qualified third party accounting expert to determine the differences. The comparison will take place prior to the closing of any transaction between the Company and Quilite. Presently, the Company has not set a time for the consummation of any transactions with Quilite.

On the first day of each month, commencing September 1, 2006, we are required to redeem 1/30th of the original principal amount of the CAMOFI Note plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Note which shall be paid in cash, equal to 105% of such amount; provided, however, upon 10 trading days prior written irrevocable notice, in lieu of a cash redemption payment, we may elect to pay 100% of such amount due in shares of our common stock based on a conversion price equal to 85% of the average of the 10 consecutive VWAPs immediately prior to the applicable payment. As of March 31, 2007, we have repaid approximately $817,000 of the principal balance of the Note.

 Upon the occurrence of an event of default, at the Holder's election, the full principal amount of the Note, together with interest and any other amounts owed pursuant to the CAMOFI Note shall become immediately due and payable in cash. The aggregate amount payable upon an event of default shall be equal to 120% of the principal amount of the CAMOFI Note, plus all accrued and unpaid interest thereon and all other costs, expenses, and liquidated damages due with respect to such CAMOFI Note. Commencing 5 days after the occurrence of any event of default that results in the eventual acceleration of the CAMOFI Note, the interest rate on the Note shall accrue at the rate of 20% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Pursuant to the terms of the Note, an event of default means (subject to any applicable grace or cure period) (i) any default in the payment of any principal interest or liquidated damages in connection with the Note; (ii) failure to observe any covenant or agreement contained in the Note; (iii) a default under any of the other documents executed in connection with the CAMOFI Purchase Agreement or any other material agreement, lease document or instrument to which the Company or any subsidiary is bound which default is not cured within 10 trading days; (iv) any representation or warranty made in any of the documents or in any written statement delivered to CAMOFI shall be untrue in all material respects as of the date made or deemed made; (v) any proceeding under applicable bankruptcy or insolvency laws commenced against the Company or its subsidiaries, which remains un-dismissed after 60 days or any adjudication of the Company or any of its subsidiaries is adjudicated insolvent or bankrupt.

The Warrant to purchase 3,476,190 shares of our common stock issued in connection with the purchase of the Note is exercisable at a price of $0.63 per share and will expire on February 28, 2013. In the event that there is no effective registration statement covering the resale of the shares underlying the Warrant, the Warrant may be exercised by means of a cashless exercise. The Warrant provides for certain adjustments upon the occurrence of certain events, including, but not limited to, any payment of a stock dividend or distributions to our shareholders; subdivision of our common stock into a larger number of shares; reclassification of our common stock; and the combination of our common stock into a smaller number of shares.

In connection with the CAMOFI Note, we issued 250,000 restricted shares of our common stock to the Placement Agent, Ascendiant Securities, LLC. Also, we issued Ascendiant Securities, LLC, and its assignee 722,539 warrants which warrants are exercisable at price of $0.63 and which expire on February 28, 2013. In addition, we paid aggregate fees and expenses of $392,500 to CAMOFI.

In connection with the CAMOFI Purchase Agreement, we entered into an escrow agreement by and among, CAMOFI, Katten Muchin Rosenman, as Escrow Agent , and us and a letter agreement with CAMOFI, pursuant to which $1,500,000 was deposited into escrow by CAMOFI. Pursuant to the terms of the letter agreement, the $1,500,000 will be released to us upon consummation of the acquisition of Quilite International LLC, provided however, (v) the terms of such acquisition are satisfactory to CAMOFI; (w) CAMOFI shall be satisfied, in its sole discretion, with the progress of negotiations for the extension or renewal of our Headquarters lease; (x) no default or Event of Default shall have occurred or be continuing; (y) there shall have been no material adverse change in our business and the business of our subsidiaries or results of operations; and (z) the Equity Conditions shall have all been satisfied. Based upon changed circumstances the parties determined to release the funds held in escrow to the Company as follows: (a) $750,000 on July 10, 2006, which was used for general working capital purposes and (b) $750,000 on August 4, 2006, which was used to repay a portion of the CAMOFI Note.

On December 19, 2006, we entered into an Amended and Restated Registration Rights Agreement (the “Amendment”) with CAMOFI. Pursuant to the Amendment we agreed to file registration statements to cover the resale of the shares issuable upon conversion of the CAMOFI Note and warrants as follows:

i)
on or before January 31, prepare and file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009, up to 33% of our issued and outstanding stock;

ii)
within 90 days from effectiveness of the Registration Statement referred to in i) above, prepare and file a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009 to the extent not registered above plus all shares of common stock underlying the Purchaser Warrants, up to 33% of our issued and outstanding stock;

iii)
within 90 days from effectiveness of the Registration Statement referred to in ii) above, prepare and file a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009 plus all shares of common stock underlying the Purchaser Warrants to extent not registered above, up to 33% of our issued and outstanding stock;

iv)
within 90 days from effectiveness of the Registration Statement referred to in iii) above, prepare and file a Registration Statement covering the resale of all additional Purchaser Warrants to extent not registered above, up to 33% of our issued and outstanding stock;

On May 1, 2007, we entered into an Amended and Restated Registration Rights Agreement (the “2nd Amendment”) with CAMOFI. Pursuant to the 2nd Amendment we agreed to file, in 30 days from the date thereof, a Registration Statement to register up to 33% of our issued and outstanding stock covering the resale of common stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009, and to use our best efforts to have the registration statements mentioned above declared effective 90 days after the date of filing. In addition, we agreed to use our best efforts to keep each registration statement continuously effective under the Securities Act until all the securities covered by such registration statement have been sold or may be sold without volume restriction pursuant to Rule 144(k).

Pursuant to the Amended and Restated Registration Rights Agreement, CAMOFI agreed to waive any liquidated damages accrued prior to the date of the Amendment. However, the failure to timely file the Registration Statement and have the registration statement declared effective, will subject us to liquidated damages equal to 1.5% of the outstanding principal of the Notes for any registrable securities then held by CAMOFI for the first 30 days (or part thereof) after the default date and an additional 1.5% for any subsequent 30-day period (or part thereof), thereafter or a maximum of 10% of the remaining balance of the CAMOFI Notes. If we fail to pay any partial liquidated damages within seven days after the date payable, we will be required to pay interest thereon at a rate of 20% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to CAMOFI, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

In connection with the Amendment, we issued to CAMOFI warrants to purchase 1,500,000 shares of our common stock, at an exercise price of $0.35 for a term of seven years.

The CAMOFI Note is secured by substantially all of our assets.

CAMOFI has contractually agreed to restrict its ability to convert the CAMOFI Note and exercise the Warrant and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

The CAMOFI Note and corresponding warrants were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Additional Disclosure regarding the CAMOFI Private Placement

We have made and may be required to make interest, financing and liquidated damages payments in connection with the CAMOFI Private Placement. The following is a tabular disclosure of the dollar amount of each such payment (including the value of any payments to be made in common stock, and excluding any repayment of principal) in connection with the Convertible Notes Transaction that we have made or may be required to make to CAMOFI, any of its affiliates, or any person with whom CAMOFI has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to "finders" or "placement agents" and any other payments or potential payments):

Tabular Disclosure of Payments Made In Connection With CAMOFI Private Placement

Name	Type of Payment	Origins of Payment	Date of Payment Made or Required to Be Make	No of shares or warrants	Fair Value of Securities issued *	Value of Payment

DEBT DISCOUNT (See Note 6 to Consolidated Financials Statements for the Year Ending December 31, 2006, included in this prospectus)

CAMOFI Master, LDC, shareholder	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	3,476,190	$0.63	$2,190,000

FINANCING COST
Ascendiant Securities, Inc., placement agent	shares of common stock	in connection with issuance of the Note	2/28/2006	250,000	$0.63	$157,500
Ascendiant Securities, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	632,222	$0.63	$398,300
Michael S. Cole, affiliate of placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	90,317	$0.63	$56,900

CAMOFI Master, LDC, shareholder	cash	in connection with issuance of the Note, due diligence	2/16/2006	n/a	n/a	$20,000
CAMOFI Master, LDC, shareholder	cash	legal fees	2/16/2006	n/a	n/a	$10,000
Oswald & Yap legal office, contractual	cash	legal fees	3/2/2006	n/a	n/a	$5,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	3/6/2006	n/a	n/a	$220,000
CAMOFI Master, LDC	cash	in connection with issuance of the Note, structuring fees	3/6/2006	n/a	n/a	$122,500
Katten Muchin Rosenman, Escrow Agent	cash	legal fees	3/6/2006	n/a	n/a	$15,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	7/10/2006	n/a	n/a	$30,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	8/4/2006	n/a	n/a	$30,000
CAMOFI Master, LDC, shareholder	warrants to purchase shares of common stock	in connection with the Amended Registration Rights Agreement dated 12/19/06	12/19/2006	1,500,000	$0.20	$300,000

INTEREST
CAMOFI Master, LDC, shareholder	cash	interest on the Note	4/20/2006	n/a	n/a	$29,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	5/10/2006	n/a	n/a	$33,833
CAMOFI Master, LDC, shareholder	cash	interest on the Note	6/6/2006	n/a	n/a	$36,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	7/11/2006	n/a	n/a	$35,000
CAMOFI Master, LDC, shareholder	cash	interest on the Note	8/8/2006	n/a	n/a	$36,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	9/1/2006	n/a	n/a	$34,961
CAMOFI Master, LDC, shareholder	cash	interest on the Note	10/1/2006	n/a	n/a	$32,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	11/1/2006	n/a	n/a	$32,550
CAMOFI Master, LDC, shareholder	cash	interest on the Note	12/1/2006	n/a	n/a	$30,333
CAMOFI Master, LDC, shareholder	cash	interest on the Note	1/1/2007	n/a	n/a	$7,206
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/1/2007	n/a	n/a	$22,933
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/16/2007	n/a	n/a	$30,139
CAMOFI Master, LDC, shareholder	cash	interest on the Note	3/9/2007	n/a	n/a	$26,133

CAMOFI Master, LDC, shareholder	cash	interest on the Note	4/1/2007	n/a	n/a	$27,728
CAMOFI Master, LDC, shareholder	cash	interest on the Note	5/1/2007	n/a	n/a	$25,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	6/1/2007	n/a	n/a	$25,317
CAMOFI Master, LDC, shareholder	cash	interest on the Note	7/1/2007	n/a	n/a	$23,333
CAMOFI Master, LDC, shareholder	cash	interest on the Note	8/1/2007	n/a	n/a	$22,906
CAMOFI Master, LDC, shareholder	cash	interest on the Note	9/1/2007	n/a	n/a	$21,700
CAMOFI Master, LDC, shareholder	cash	interest on the Note	10/1/2007	n/a	n/a	$19,833
CAMOFI Master, LDC, shareholder	cash	interest on the Note	11/1/2007	n/a	n/a	$19,289
CAMOFI Master, LDC, shareholder	cash	interest on the Note	12/1/2007	n/a	n/a	$17,500
CAMOFI Master, LDC, shareholder	cash	interest on the Note	1/1/2008	n/a	n/a	$16,878
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/1/2008	n/a	n/a	$15,672
CAMOFI Master, LDC, shareholder	cash	interest on the Note	3/1/2008	n/a	n/a	$13,533
CAMOFI Master, LDC, shareholder	cash	interest on the Note	4/1/2008	n/a	n/a	$13,261
CAMOFI Master, LDC, shareholder	cash	interest on the Note	5/1/2008	n/a	n/a	$11,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	6/1/2008	n/a	n/a	$10,850
CAMOFI Master, LDC, shareholder	cash	interest on the Note	7/1/2008	n/a	n/a	$9,333
CAMOFI Master, LDC, shareholder	cash	interest on the Note	8/1/2008	n/a	n/a	$8,439
CAMOFI Master, LDC, shareholder	cash	interest on the Note	9/1/2008	n/a	n/a	$7,233
CAMOFI Master, LDC, shareholder	cash	interest on the Note	10/1/2008	n/a	n/a	$5,833
CAMOFI Master, LDC, shareholder	cash	interest on the Note	11/1/2008	n/a	n/a	$4,822
CAMOFI Master, LDC, shareholder	cash	interest on the Note	12/1/2008	n/a	n/a	$3,500
CAMOFI Master, LDC, shareholder	cash	interest on the Note	1/1/2009	n/a	n/a	$2,411
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/1/2009	n/a	n/a	$1,206
CAMOFI Master, LDC, shareholder	cash	interest on the Note	3/1/2009	n/a	n/a	$175,000

Total payments that have been or may de required to be made in connection with the CAMOFI Private Placement, excluding principal repayments						$4,445,366

* The Fair Value of Securities issued was estimated using trading price of the Company’s stock on the date of grant for common stock and Black Scholes option-pricing model to evaluate warrants to purchase common stock.

** We have entered into registration rights agreements with selling shareholder that require us to file a registration statement covering shares underlying a financing arrangement, become effective on the registration statement, and maintain effectiveness of the registration statement of the underlying shares. Certain of these registration rights agreements require our payment of liquidating damages to the investors in the event we do not achieve the requirements. We record estimated liquidated damages as liabilities and charges to our income when the liquidated damages are probable and estimable under Financial Accounting Standard No. 5 Accounting for Contingencies. Currently, we estimate $0 liquidated damages.

*** Placement Agent

The net proceeds from the sale of the convertible notes in the CAMOFI Private Placement and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of the convertible notes are as follows:

Tabular Disclosure of Payments Made In Connection With CAMOFI Private Placement

Selling Shareholder, Affiliate or Contractual	Type of Payment	Origins of Payment	Date of Payment Made or Required to Be Make	No of shares or warrants	Fair Value of Securities issued *	Value of Payment

DEBT DISCOUNT (See Note 6 to Consolidated Financials Statements for the Year Ending December 31, 2006, included in this prospectus)

CAMOFI Master, LDC, shareholder	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	3,476,190	$0.63	$2,190,000

FINANCING COST
Ascendiant Securities, Inc., placement agent (2)	shares of common stock	in connection with issuance of the Note	2/28/2006	250,000	$0.63	$157,500
Ascendiant Securities, Inc., placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	632,222	$0.63	$398,300
Michael S. Cole, affiliate of placement agent	warrants to purchase shares of common stock	in connection with issuance of the Note	2/28/2006	90,317	$0.63	$56,900
CAMOFI Master, LDC, shareholder	cash	in connection with issuance of the Note, due diligence	2/16/2006	n/a	n/a	$20,000
CAMOFI Master, LDC, shareholder	cash	legal fees	2/16/2006	n/a	n/a	$10,000
Oswald & Yap legal office, contractual	cash	legal fees	3/2/2006	n/a	n/a	$5,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	3/6/2006	n/a	n/a	$220,000
CAMOFI Master, LDC, shareholder	cash	in connection with issuance of the Note, structuring fees	3/6/2006	n/a	n/a	$122,500

Katten Muchin Rosenman, Escrow Agent	cash	legal fees	3/6/2006	n/a	n/a	$15,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	7/10/2006	n/a	n/a	$30,000
Ascendiant Securities, Inc., placement agent	cash	in connection with issuance of the Note	8/4/2006	n/a	n/a	$30,000
CAMOFI Master, LDC, shareholder	warrants to purchase shares of common stock	in connection with the Amended Registration Rights Agreement dated 12/19/06	12/19/2006	1,500,000	$0.20	$300,000

INTEREST
CAMOFI Master, LDC, shareholder	cash	interest on the Note	4/20/2006	n/a	n/a	$29,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	5/10/2006	n/a	n/a	$33,833
CAMOFI Master, LDC, shareholder	cash	interest on the Note	6/6/2006	n/a	n/a	$36,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	7/11/2006	n/a	n/a	$35,000
CAMOFI Master, LDC, shareholder	cash	interest on the Note	8/8/2006	n/a	n/a	$36,167
CAMOFI Master, LDC, shareholder	cash	interest on the Note	9/1/2006	n/a	n/a	$34,961
CAMOFI Master, LDC, shareholder	cash	interest on the Note	10/1/2006	n/a	n/a	$32,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	11/1/2006	n/a	n/a	$32,550
CAMOFI Master, LDC, shareholder	cash	interest on the Note	12/1/2006	n/a	n/a	$30,333
CAMOFI Master, LDC, shareholder	cash	interest on the Note	1/1/2007	n/a	n/a	$7,206
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/1/2007	n/a	n/a	$22,933
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/16/2007	n/a	n/a	$30,139
INTEREST
CAMOFI Master, LDC, shareholder	cash	principal on the Note	9/1/2006	n/a	n/a	$116,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	10/1/2006	n/a	n/a	$116,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	11/1/2006	n/a	n/a	$116,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	12/1/2006	n/a	n/a	$116,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	1/1/2007	n/a	n/a	$116,667
CAMOFI Master, LDC, shareholder	cash	interest on the Note	2/1/2007	n/a	n/a	$116,667

Total payments that have been or may be required to be made in connection with the CAMOFI Private Placement in the first year following the sale of the convertible notes						$4,616,322

* The Fair Value of Securities issued was estimated using trading price of the Company’s stock on the date of grant for common stock and Black Scholes option-pricing model to evaluate warrants to purchase common stock.

The following calculation represent the gross proceeds from the CAMOFI Private Placement, less all total possible payments to selling shareholder :

Gross Proceeds	$3,500,000
Less cash payments	$1,513,662
Less fair market value of securities possible payments
to the selling shareholders	$3,102,699
Net Loss	$(1,116,322)

•
The Senior Secured Convertible Note has a fixed conversion price of $0.63. The market price per share of the securities underlying the convertible notes on February 28, 2006, the date of the sale of the convertible note, was $0.63. Based upon the foregoing, no conversion discount or possible profit for the selling shareholder derives from the conversion of convertible notes.

•
If CAMOFI Master LDC chooses not to convert the CAMOFI Note, and the Company is required to pay monthly redemption amounts pursuant to section 6 of the note, the total possible profit the selling shareholders could realize as a result of the Company redeeming the CAMOFI Note in cash is as follows:

Selling Shareholder	Principal Amount	Redemption Amount *	Potential Profit to be Realized
CAMOFI Master, LDC	$3,500,000	$3,675,000	$175,000.00

* 105% of the prime amount redeemed

•
If CAMOFI Master LDC chooses not to convert the CAMOFI Note, and the Company is required to pay monthly redemption amounts pursuant to section 6 of the CAMOFI Note, the total possible profit the selling shareholders could realize as a result of the Company redeeming CAMOFI Note in shares of its common stock is as follows:

Selling Shareholder	Principal Amount	Redemption Amount **	Potential Profit to be Realized	Maximum Potential Profit to be Realized from Redeeming in Cash or Stock
CAMOFI Master, LDC	$3,500,000	$4,025,000	$525,000.00	$525,000.00

** Redemption in stock with a conversion price equal to 85% of the average of the VWAP for the 10 consecutive days immediately prior to the applicable payment

•
The total possible profit to be realized by CAMOFI as a result of any conversion discounts regarding the securities underlying any other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders is disclosed in the following table:

Selling Shareholder	Date of Sale	Securities Underlying Warrants	Market Price of Common Stock on Date of Sale	Exercise Price of Warrants	Combined Market Price of Shares underlying Warrants	Combined Exercise Price of Shares underlying Warrants	Potential Profit to be Realized
CAMOFI Master, LDC	2/28/2006	4,198,729	$0.63	$0.63	$2,645,199	$2,645,199	$-
CAMOFI Master, LDC	12/19/2006	1,500,000	$0.20	$0.35	$300,000	$525,000	$(225,000)

Combined Total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible notes and any other warrants, options, notes, or other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders	$300,000

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible notes as a percentage of the net proceeds to the issuer from the sale of the convertible notes, as well as the amount of that resulting percentage averaged over the term of the convertible notes.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to the Company in the convertible note transaction;

•	all payments that have been made or that may be required to be made the Company

•	the resulting net proceeds to the Company; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible notes and any other warrants, options, notes, or other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders.

The following calculation represent the gross proceeds from the CAMOFI Private Placement, less all total possible payments to selling shareholder :
Gross Proceeds paid to the Company in the convertible note	$3,500,000
Less all cash payments made or that may be required to be made by the Company (not including principal repayments)	$1,342,667
Less fair market value of securities possible payments to the selling shareholders	$1,538,414
Net Loss to the Company	$(945,366)

Percentage of the total amount of all possible payments divided by the net proceeds to the Company from the sale of the convertible notes	-470%

Percentage averaged over the term of the convertible notes (3 year term)	-157%

Percentage of the total possible discount (premium) to the market price of the shares underlying the convertible note divided by the net proceeds to the issuer from the sale of the convertible notes	-32%

Percentage averaged over the term of the convertible notes (3 year term)	-32%

Company's Financial Ability to Satisfy its Obligations to the Selling Shareholders

The Company has the intention, and a reasonable basis to believe that it will have the financial ability, to make payments on the overlying securities. The Company has duly accounted for such payments in its 2007 - 2009 comprehensive strategy and financial plan.

Existing Short Positions By Selling Shareholders

Based upon information provided by the selling shareholders, to the best of management's knowledge, the Company is not aware of any of the selling shareholders having an existing short position in the Company's common stock.

Relationships Between the Company and Selling Shareholders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. There are a number of factors that are not identified herein that could have a negative effect. Among the factors that could cause actual results to differ materially are the following:

•	adverse changes in the conditions in the specific markets for our products;

•	visibility to, and the actual size and timing of, capital expenditures by our customers;

•	inventory practices, including the timing of deployment, of our customers;

•	adverse changes in the public and private equity and debt markets and the ability of our customers and suppliers to obtain financing or to fund capital expenditures;

•	adverse changes in the credit ratings of our customers and suppliers;

•	a general downturn in the overall economy;

•	a decline in government defense funding that lowers the demand for defense equipment and retrofitting;

•	competitive pricing and availability of competitive products; and

•	adverse changes in the ability of the company to obtain financing or to fund capital expenditures, mergers and acquisitions or growth.

RISKS RELATING TO OUR COMPANY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. For the three month ended March 31, 2007 and 2006, we had net loss of $(10,963) and, $(1,212,380), respectively. As of March 31, 2007, we had an accumulated deficit of $(7,819,079). We cannot give any assurance that we will generate significant revenue or always have profits.

THERE CAN BE NO ASSURANCE THAT WE WILL ACHIEVE PROFITABILITY.

There can be no assurance that we will achieve profitability. Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production and volume of sales. There can be no guarantee that we will be able to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, our business will be adversely affected and investors may lose all or substantially all of their investment.

WE ARE DEPENDENT UPON A FEW KEY PERSONNEL AND THEIR LOSS MAY NEGATIVELY IMPACT OUR RESULTS FROM OPERATIONS

Our ability to operate our businesses and implement our strategies depends, in part, on the efforts of our executive officers and other key employees particularly Messrs. Duquette and Czikmantori. In addition, our future success will depend on, among other factors, our ability to attract and retain qualified personnel, particularly research professionals, technical sales professionals and engineers. The loss of the services of any key employee or the failure to attract or retain other qualified personnel could have a material adverse effect on our business or business prospects.

WE MAY BE EXPOSED TO PRODUCT LIABILITY AND WARRANTY CLAIMS

We may be exposed to product liability and warranty claims in the event that the use of our products results, or is alleged to result, in bodily injury and/or property damage or our products actually or allegedly fail to perform as expected. While we maintain insurance coverage with respect to certain liability claims, we may not be able to obtain such insurance on acceptable terms in the future, if at all, and any such insurance may not provide adequate coverage against product liability claims. In addition, product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods of time, regardless of the ultimate outcome. An unsuccessful defense of a product liability claim could have an adverse affect on our business, results of operations and financial condition and cash flows. Even if we are successful in defending against a claim relating to our products, claims of this nature could cause our customers to lose confidence in our products and our company. Warranty claims are not covered by insurance, and we may incur significant warranty costs in the future for which we would not be reimbursed.

WE RELY ON EXTERNAL FINANCING TO MEET OUR CASH REQUIREMENTS

In February 2006, we received $300,000 from Motivated Minds and $3,500,000 in debt financing from CAMOFI. However we will continue to rely upon external financing sources to meet the cash requirements of our ongoing operations. In the future, we may be required to raise additional funds, particularly if we exhaust the funds advanced under that agreement, are unable to generate positive cash flow as a result of our operations and are required to repay the convertible debentures as a result of Motivated Mind's and CAMOFI's failure to convert the debentures into common stock. To the extent that we are unable to raise sufficient capital, our business plan will require substantial modification and our operations curtailed. These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as may be required.

WE MAY NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO YOUR OWNERSHIP AND VOTING RIGHTS IN US.

Based upon our current cash reserves and forecasted operations, we may need to obtain outside funding to implement our plan of operation over the next twelve months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects and force us to curtail our business operations. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders. If we do not receive funding at lower prices, this will have a dilutive effect on the value of our securities issued at higher prices. Further, the sale, or potential sale of large amounts of our securities will, in all likelihood, have a depressive effect on the price of our securities which will affect the value of your investment.

OUR AUDITORS HAVE INCLUDED A GOING CONCERN MATTER IN THEIR OPINION

Our auditors opinion regarding our financial statements includes concerns about our ability to continue as a going concern, which contemplates among other things, the realization of assets and satisfaction of liabilities in the normal course of business. These concerns arise from the fact that as of March 31, 2007 we had a net loss of approximately $(11,000), and an accumulated deficit of approximately $(7,819,000). These factors raise substantial doubt about our ability to continue as a going concern. We intend to fund our operations through anticipated increased sales. If we are unable to continue as a going concern, you may lose your entire investment.

WE MAY BE SUBJECT TO FINES, SANCTIONS AND/OR PENALTIES OF AN INDETERMINABLE NATURE AS A RESULT OF POTENTIAL VIOLATIONS OF FEDERAL SECURITIES LAWS.

In view of the fact that we may have taken action subsequent to the filing of the registration statement that may cause the private placement offering to CAMOFI and Motivated Minds to be deemed to have not been completed at the time of the filing. These actions may be inconsistent with Section 5 of the Securities Act of 1933, as amended, and we may be subject to fines, sanctions and/or penalties of an indeterminable nature as a result of potential violations of federal securities laws. If we are assessed fines and penalties our business will be materially affected and we may be forced to curtain our operations.

RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

 that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR SHARE PRICE IS VOLATILE

Our Common Stock has experienced, and may continue to experience, substantial price volatility, particularly as a result of variations between our actual or anticipated financial results and the published expectations of analysts and as a result of announcements by us and our competitors. In addition, the stock market has experienced extreme price fluctuations that have affected the market price of many companies and that have often been unrelated to the operating performance of these companies. A major decline in the capital markets generally, or in the market price of our securities may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees. These factors, as well as general economic and political conditions, may in turn have a material adverse effect the market price of our Common Stock.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of March 31, 2007, we had 12,264,656 shares of common stock issued and outstanding, approximately $2,695,000 of convertible notes outstanding that may be converted into an estimated 4,277,778 shares of common stock and outstanding warrants and options to purchase 9,653,728 shares of common stock. All of the shares, including the shares issuable upon conversion of the convertible notes, may be sold without restriction upon effectiveness of a registration statement which includes those shares. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Motivated Minds or CAMOFI may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent Motivated Minds or CAMOFI from converting and/or exercising and selling some of their holdings, selling shares of common stock obtained and then converting further. In this way, Motivated Minds or CAMOFI could sell more than this limit while never holding more than this limit.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In February 28, 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 12% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreements we entered into in February 2006, we executed a Security Agreement in favor of CAMOFI granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement states that upon the occurrence of an event of default as defined in the Notes and pursuant to the Security Agreement, the Investors have the right to take possession of the collateral, to operate our business and the business of our subsidiaries using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

OVERVIEW

We are engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled ("CNC") machine tools to manufacturing customers. We provide rebuilt, retrofit and remanufacturing services for numerous brands of machine tools.

We also manufacture original equipment CNC large turning lathes and attachments under the trade name Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced. Computer controls enable operators to program operations such as part rotation, tooling selection and tooling movement for specific parts and then store the programs in memory for future use. The machines are able to produce parts while left unattended. Because of this ability, as well as superior speed of operation, a CNC machine is able to produce the same amount of work as several manually controlled machines, as well as reduce the number of operators required; generating higher profits with less re-work and scrap. Since the introduction of CNC tooling machines, continual advances in computer control technology have allowed for easier programming and additional machine capabilities. A vertical turning machine permits the production of larger, heavier and more oddly shaped parts on a machine, which uses less floor space when compared to the traditional horizontal turning machine because the spindle and cam are aligned on a vertical plane, with the spindle on the bottom.

The primary industry segments in which our machines are utilized to make component parts are in aerospace, power generation turbines, military, component parts for the energy sector for natural gas and oil exploration, medical, aerospace and mining fields. We sell our products to customers in the United States, Canada and Mexico.

Over the last several years, we have designed and developed a large horizontal CNC turning lathe with productivity features new to the metalworking industry. We believe that a potential market for the Century Turn Lathe, in addition to the markets mentioned above, is aircraft landing gear.

PLAN OF OPERATIONS

Our current strategy is to expand our customer sales base with our present line of machine products. Plans for expansion are expected to be funded through current working capital from ongoing sales. However, significant growth will require additional funds in the form of debt or equity, or a combination thereof. The Company's growth strategy also includes strategic acquisitions in addition to growing the current business. A significant acquisition will require additional financing.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO MARCH 31, 2006.

Revenues. The Company generated revenues of $3,185,469 for the three months ended March 31, 2007, which was a $1,485,622 or 87% increase from $1,699,847 for the three months ended March 31, 2006. The increase is the result of an increase in sales volume and higher selling prices of New Century machines due to a decrease in availability for competitive machines.

Gross Profit. Gross profit for the three months ended March 31, 2007, was $1,185,239 or 37% of revenues, compared to $403,239, or 24% of revenues for the three months ended March 31, 2006, a 194% increase. The increase in gross profit is due to the increased volume of sales and higher selling prices.

Operating Income. Operating income for the three months ended March 31, 2007, was $465,966 compared to an operating loss of ($51,790) for the three months ended March 31, 2006. The increase of $517,756 or 1000% in operating income is primarily due to the increase in sales revenues.

Interest Expense. Interest expense for the three months ended March 31, 2007, was $465,241 compared with $395,828 for the three months ended March 31, 2006. The 18% increase in interest expense is due to a full three months of amortization in the first quarter of year 2007 compared with one and a half months in the quarter ended March 31, 2006 of following items:

•	Approximately $84,000 of interest expense on convertible note;

•	Approximately $292,000 of amortization of debt discounts from beneficial conversion feature, warrants and a conversion option;

•	Approximately $90,000 of amortization of deferred financing costs related to warrants and common stock granted to third parties as financing cost on convertible note;

all associated to $3.5 million convertible notes payable issued on February 15, 2006.

FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

The net cash increase of the Company during the three months ended March 31, 2007 was $264,488. The increase is due to net cash provided by operating activities of $611,272, offset by $346,784 net cash used in financing activities, cash used to pay down the Company’s convertible notes.

For the three months ended March 31, 2007, the cash provided by operating activities was $611,272, compared with $788,046 cash used in operating activities in the corresponding period from 2006. The increase in cash provided by operating activities is a result of increased sales.

For the three months ended March 31, 2007, the cash used in financing activities was $346,784, compared with $1,075,851 cash provided by financing activities in the three months ended March 31, 2006. The decrease of cash provided by financing activities is primarily due to $3,800,000 of proceeds from the issuance of two convertible notes in 2006, compared to no cash proceeds from debt or equity in 2007.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2006 COMPARED TO DECEMBER 31, 2005.

Revenues. New Century generated revenues of $8,318,959 for the fiscal year ended December 31, 2006, which was a 38% increase from $6,038,459 for the fiscal year ended December 31, 2005. The increase is the result of an increase in sales based on higher selling prices of New Century machines and less availability for competitive machines.

Gross Profit. There was a 10% increase in gross profit for the fiscal year ended December 31, 2006, of $166,228, due to the increased volume of sales and higher selling prices.

Net Loss. Net income decreased to a loss of ($1,051,744) for the fiscal year ended December 31, 2006 compared to net income of $668,359 for the fiscal year ended December 31, 2005. The decrease in net income is primarily attributed to approximately $2,150,000 increase in interest including debt discount amortization and a $910,074 increase in general and administrative expenses, due to bad debt expenses, legal expenses associated with SB2 filings, investor relations cost, and penalties on late payments on accounts payable.

Interest Expense. Interest expense for the fiscal year ending December 31, 2006 increased to $2,363,187, compared to $215,827 for the period ended December 31, 2005. The increase of approximately $2.1 million is primarily the result of $1,320,522 debt discount amortization, $347,980 deferred financing cost, and $300,000 fair value of 1.5 million warrants granted as a consideration for waiver of accrued the liquidated damages, all related to $3.8 million convertible notes issued in the first quarter of 2006.

FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

Net cash increase during the fiscal year ended 2006 was $53,318. For the year ended December 31, 2006, the cash provided from financing activities was $1,696,058, compared with $44,730 used cash in financing activities in the prior year. The increase of cash provided by financing activities is primarily due to $3,800,000 proceeds from the issuance of two convertible notes in 2005, compared to no cash proceeds from debt or equity in 2005. No cash was used in or provided by investing activities in 2005 or 2006.

Net cash used in operating activities increase from approximately $84,000 in 2005 to approximately $1,643,000 in 2006. The increase is primarily due to principal and interest repayments on convertible debt. The Company` management believes that the cash flow from operations will be sufficient to meet the Company` capital needs.

INFLATION AND CHANGING PRICES

The Company does not foresee any adverse effects on its earnings as a result of inflation or changing prices.

GOING CONCERN

The Company has an accumulated deficit of approximately $7,800,000. This condition, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through anticipated increased sales along with debt and equity financing arrangements. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported on our balance sheet and the amounts of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, accounts receivable, doubtful accounts and inventories. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:

Revenue Recognition

Service revenues are billed and recognized in the period the services are rendered.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 "Accounting for Shipping and Handling Fees and Costs." Such fees and costs incurred by the Company are immaterial to the operations of the Company.

In accordance with SFAS 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," as amended by SAB No. 104 which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company's revenue recognition policy for services and product sales conforms to SAB 101 amended by SAB 104. The Company recognizes revenue of long-term contracts pursuant to SOP 81-1.

Method of Accounting for Long-Term Contracts

The Company uses the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because long-term contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statement purposes. Revenue earned on contracts in progress in excess of billings (under billings) is classified as a current asset. Amounts billed in excess of revenue earned (overbillings) are classified as a current liability.

Estimates

Critical estimates made by management are, among others, deferred tax asset valuation allowances, realization of inventories, collectibility of contracts receivable and the estimating of costs for long-term construction contracts. Actual results could differ from those estimates.

Classification Of Warrant Obligation

In connection with the issuance of the 12% Senior Secured Convertible Notes, the Company has an obligation to file registration statements covering the Registrable Securities underlying the warrants issued in connection with the convertible note, as defined in the Amended and 2nd Amended Registration Rights Agreements. We evaluated the warrants in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”, and concluded that the warrants meet all the criteria required to be classified as equity as of March 31, 2007.

Other Significant Accounting Policies

Other significant accounting policies not involving the same level of measurement uncertainties as those discussed above, are nevertheless important to an understanding of the financial statements. The policies related to consolidation and loss contingencies require difficult judgments on complex matters that are often subject to multiple sources of authoritative guidance. Certain of these matters are among topics currently under reexamination by accounting standards setters and regulators. Although no specific conclusions reached by these standards setters appear likely to cause a material change in our accounting policies, outcomes cannot be predicted with confidence. Also see Note 1 of Notes to Consolidated Financial Statements, Summary of Significant Accounting Policies, which discusses accounting policies that must be selected by management when there are acceptable alternatives.

BUSINESS

SUMMARY

We are engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled ("CNC") machine tools to manufacturing customers. We provide rebuilt, retrofit and remanufacturing services for numerous brands of machine tools.

We also manufacture original equipment CNC large turning lathes and attachments under the tradename Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced. Computer controls enable operators to program operations such as part rotation, tooling selection and tooling movement for specific parts and then store the programs in memory for future use. The machines are able to produce parts while left unattended. Because of this ability, as well as superior speed of operation, a CNC machine is able to produce the same amount of work as several manually controlled machines, as well as reduce the number of operators required; generating higher profits with less re-work and scrap. Since the introduction of CNC tooling machines, continual advances in computer control technology have allowed for easier programming and additional machine capabilities. A vertical turning machine permits the production of larger, heavier and more oddly shaped parts on a machine, which uses less floor space when compared to the traditional horizontal turning machine because the spindle and cam are aligned on a vertical plane, with the spindle on the bottom.

The primary industry segments in which our machines are utilized to make component parts are in aerospace, power generation turbines, military, component parts for the energy sector for natural gas and oil exploration , medical, aerospace and mining fields.. We sell our products to customers in the United States, Canada and Mexico.

Over the last four years, we have designed and developed a large horizontal CNC turning lathe with productivity features new to the metalworking industry. We believe that a potential market for the Century Turn Lathe, in addition to the markets mentioned above, is aircraft landing gear.

We are also engaged in assembling sound-wall modules made from Quilite(R), a lightweight, graffiti resistant concrete alternative used in freeway sound barriers and in other sound absorbing structures and non-weight bearing applications where privacy or screening is necessary.

Corporate History

On May 25, 2001, the Company entered into a merger with New Century Remanufacturing, Inc. Pursuant to the merger, all of the outstanding shares of New Century Remanufacturing, Inc., a California corporation, were exchanged for shares of the Company on a 1/833.33 basis. After the reverse merger, the Company changed its name to New Century Companies, Inc.

PRODUCTS

 Remanufactured Machines

Our machine tools services are provided to a variety of customers, where the machine remanufacturing typically consists of replacing all components (CASTINGS), realigning the machine, adding updated CNC capability, and electrical and mechanical enhancements. Machines, which create circular products, are all within the scope' of our machines' capabilities. Our machines (Horizontal Turning Lathes, Vertical Turning Lathes, Vertical Boring Mills, and Horizontal Boring Mills etc.) are used to manufacture jet-engine components; airplane landing gear parts; power generation equipment; oil and gas production components; construction materials; casks that store nuclear materials; and bearings for windmills, turrets, guns, or torpedo tubes in submarines and ship vessels and countless other parts.

The machines take raw steel, which in its natural shape needs to be refined into a specific round part, and by utilizing a computer-directed tool, shapes the steel into very precise measurements. Once completed within two to four months, a remanufactured machine becomes a "like new," state-of-the-art machine, which often contains more iron ore and superior standards of strength than a new machine, at a price substantially less than that of a new machine. We pass these savings on to our customers, which include such manufacturers as General Electric Co., General Dynamics Corp., Siemens AG and Gardner Denver Inc.

New Machines (Century Turn)

We manufacture original equipment under our "Century Turn" brand name. Century Turn products include, but are not limited to lathes and vertical boring mills. These machines are used to machine products such as landing gear and machine valve bodies.

Growth Strategy

Our goal is to become a leading provider of high precision Computer Numerically Controlled turning centers through organic growth as well as through strategic acquisitions

We market our products and services primarily through direct sales and independent distributors throughout the U S Canada and Mexico. We also intend to advertise our products and services in the industrial trade publications, industry trade shows, and on the Internet. Our focus is also to increase the sales of our proprietary "new" horizontal boring mills and remanufactured vertical boring mills. Our "new" vertical boring mills are designed around our proprietary tooling changer that allows the machinist to utilize a wider range of lighter weight tooling heads increasing the efficiency precision and dependability of the machine and ultimately creating a superior and timely finished product.

As a natural extension of our precision machine tool business, we plan to capitalize on numerous opportunities in the fragmented machining industry by implementing a (vertical integration) roll-up strategy, where we could merge with and/or acquire high precision large metal ring manufacturing companies. This strategy is intended to attract the attention of the leading manufacturing companies by ramping up revenue and income. In addition to our organic growth strategies, we also plan to make tactical and accretive acquisitions.

MACHINE TOOL INDUSTRY

We manufacture both new and refurbished machines that are used across a variety of industries. These machines are sold to companies who produce various "round" products and parts in different but extremely precise measurements, depending on the industry. These products can be anything from large jet engines, casks that store nuclear materials, bearings for windmills, turrets, guns, or torpedo tubes in submarines and ship vessels, and more. The machines take raw steel, which in its natural shape needs to be refined into a specific round part, and by utilizing a computer-directed tool, shapes the steel into very precise measurements.

Many measurements must be so precise that when removing the metal, it must be round within 1/10,000 of an inch (approximately the equivalent of splitting an average hair 30 times). The machines must be able to repeatedly furnish these precise measurements for its products. For example, a jet engine must be precise to 1/10,000 of an inch due to the speed at which it operates. The engine, when in use, is going over 10,000 revolutions per minute (rpms). If the engine itself were not perfectly round, it would vibrate and could detach from the aircraft.

We service companies such as General Electric, Rolls Royce, Pratt & Whitney (and all of these companies' respective sub-tier support contractors), who are manufacturers of the jet engines. These companies specify the dimensions and we employ our large machines to create the parts. We have larger machines, which span approximately 25 feet in diameter, and are used primarily for the housings that go around nuclear reactors on submarines or aircraft carriers.

Employees

At May 23, 2007, we had approximately 40 full time employees working in the following departments: shop, clerical, engineering and management.

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced work stoppages and consider our employee relations to be good. Our business is not highly automated and we do not outsource specialized, repetitive functions such as cash delivery and security. As a result, our labor requirements for operation of the network are relatively modest.

DESCRIPTION OF PROPERTY

We lease our headquarters in Santa Fe Springs, California, which expires on December 31, 2007, and conduct our operations at such facilities. We believe that our facilities are in good condition and provide adequate capacity to meet our needs for the foreseeable future.

The following table sets forth certain information relating to the Company's principal facilities:

LOCATION	PRINCIPAL USES	APPROX SQ. FT.
9835 Santa Fe Springs Rd.
Santa Fe Springs, CA 90670	Manufacturing	44,000

LEGAL PROCEEDINGS

We may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental in the normal course of business operations. We are currently not involved in any such litigation or any pending legal proceedings that management believes could have a material adverse effect on our financial position or results of operations.

MANAGEMENT

The following table and text sets forth the names and ages of all directors and executive officers of the Company and the key management personnel as of December 31, 2006. The Board of Directors of the Company is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

NAME	AGE	POSITION
David Duquette Officer,	63	Chairman of the Board, Chief Executive Officer,
		Chief Financial President and Director

Josef Czikmantori	56	Secretary and Director

DAVID DUQUETTE. Mr. Duquette has served as the Chairman of the Board, President, Chief Financial Officer and Director of the Company since May 25, 2001. Mr. Duquette has been in the CNC machine tool manufacturing and remanufacturing business since 1967. From 1962 to 1965, he studied Electrical Engineering at the University of Wisconsin. Mr. Duquette founded New Century Remanufacturing in 1996. Prior to that year, he managed Orange Coast Rebuilding for approximately 8 years. Mr. Duquette was President of U.S. Machine Tools from 1969 to 1985.

JOSEF CZIKMANTORI. Mr. Czikmantori has served as Secretary and Director of the Company since May 25, 2001. Mr. Czikmantori was born in Romania. He completed 3 years of Technical College in Romania and then worked for United Machine Tool, which manufactured metal cutting machinery. He joined Mr. David Duquette at Orange Coast Machine Tools. He is a co-founder of New Century Remanufacturing. Directors receive no compensation for serving on the Board of Directors.

FAMILY RELATIONSHIPS

There are no family relationships between or among the directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

INVOLVEMENT IN LEGAL PROCEEDINGS.

To the best of the Company's knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CODE OF ETHICS

The Company management communicates values and ethical standards during company wide meetings. Such standards are outlined in the human resource manual of the company, "Code of Business Practices and Ethics" section.

BOARD COMMITTEES

Because of our size, we presently do not have an audit committee, compensation committee or nominating committee. We are currently in the process of identifying independent audit committee members, including a financial expert and we expect to continue this process in 2007.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the other executive officer who were serving as such as of December 31, 2006, for services rendered in all capacities for that fiscal year. There no other employees having responsibility for significant policy decisions within the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)		All Other Compensation ($)	Total ($)
David Duquette,
Chief Executive Officer,	2006	155,000	0	21,600	(2)	0	176,600
Chief Financial Officer	2005	101,273	0	0		0	101,273
and President	2004	180,000	0	0		0	180,000

Josef Czikmantory
Vice President,	2006	88,350	0	10,800	(3)	0	99,150
Secretary Officer	2005	25,650	0	0		0	25,650
	2004	76,950	0	0		0	76,950

 (1) Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006.

(2) Mr. David Duquette received a stock option grant of 1,000,000 shares on November 13, 2006 at an exercise price of $0.20 per share, none of which were vested and exercisable as of December 31, 2006.

(3) Mr. Josef Czikmantory received a stock option grant of 500,000 shares on November 13, 2006 at an exercise price of $0.20 per share, none of which were vested and exercisable as of December 31, 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards ($ / Sh)	Date ($ / Sh)	Awards ($)
		(1)	(2)	(3)
David Duquette	09/12/03	72,000	-	100,000	0.25	-	0.18

	11/13/06	158,400	158,400	178,400	0.20	0.18	0.18

Josef Czikmantory	09/12/03	27,000	-	37,500	0.25	-	0.18

	11/13/06	79,200	169,200	189,200	0.20	0.18	0.18

(1) December 31, 2006 remaining compensation expense of options evaluated using fair value at grant date.

(2) December 31, 2006 remaining compensation expense of options evaluated using closing price on grant date.

(3) December 31, 2006 unexercised options valued at exercise price of options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
David Duquette
	400,000	0	0	0.25	09/12/08

	0	1,000,000	0	0.20	11/13/11

Josef Czikmantory
	150,000	0	0	0.25	09/12/08

	0	500,000	0	0.20	11/13/11

(1) These options were fully vested as of December 31, 2006.

(2) These options will vest in one installment on December 1, 2007.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

LONG-TERM INCENTIVE PLANS

As of December 31, 2006 there is no long-term incentive plan.

The Company has no employment agreements with its executive officers.

STOCK OPTIONS AND WARRANTS

Under the terms of the Company's Incentive Stock Option Plan ("ISOP"), options to purchase an aggregate of 5,000,000 shares of common stock may be issued to key employees, as defined. The exercise price of any option may not be less than the fair market value of the shares on the date of grant. No options granted may be exercisable more than 10 years after the date of grant. The options granted generally vest evenly over a one-year period, beginning from the date of grant.

Under the terms of the Company's non-statutory stock option plan ("NSSO"), options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

During the year ended December 31, 2006, the Company granted 2,000,000 stock options under the terms of the Company's Incentive Stock Option Plan ("ISOP"). Also, the Company granted 6,371,455 warrants, related to financing activities or consulting services.

The following is a status of the stock options and warrants outstanding at December 31, 2006 and the changes during the two years then ended:

	Year Ended		Year Ended
	December 31,		December 31,
	2006		2005
				Weighted
	Options and	Weighted	Options and	Average
	Warrants	Average Price	Warrants	Price
Outstanding, beginning of year	1,468,500	$0.40	1,711,583	$1.75

Granted	8,371,455	$0.48	-	-

Exercised	-	-	-	-

Cancelled/Terminated	(186,227)	(0.87)	(243,083)	(9.88)

Total Outstanding, end of year	9,653,728	$0.46	1,468,500	$0.40

Exercisable	7,653,728	0.53	1,468,500	0.40

The following table summarizes information related to stock options outstanding at December 31, 2006:

	Equity Compensation Plan Information		Number Of Securities Remaining Available For Future Issuance Under
	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Equity Compensation Plans (Excluding Securities Reflected In Column(A))
	(A)	(B)	(C)
Equity compensation plans approved by
security holders	3,250,000	0.25	1,750,000

Equity compensation plans not approved
by security holders	6,403,728	0.57	—

Total	9,653,728	0.46	1,750,000

From time to time, the Company issues warrants to employees and to third parties pursuant to various agreements, which are not approved by the shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTES RECEIVABLE FROM STOCKHOLDERS

As of December 31, 2006, the Company had loans to our officers for $525,402, including accrued interest. The loans accrue interest at 6% and are due on demand. The Company has reclassified the notes receivable from stockholders to stockholders' equity as such amounts have not been repaid during the current year. The stockholders have shown the ability to repay the loans and intend on repaying such amounts in the future. For each of the years ended December 31, 2006 and 2005, total interest income from notes receivable from stockholders approximated $20,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "NCNC.OB". The following table sets forth the high and low bid prices for the shares of common stock as reported on the Over-The-Counter Bulletin Board for each quarterly period of the last two fiscal years. The bid prices listed below represent prices, adjusted for stock splits, between dealers without adjustments for retail markups, breakdowns or commissions and may not represent actual transactions.

For Year Ended 2005

	HIGH	LOW
March 31	$0.51	$0.15
June 30	0.33	0.13
September 30	0.73	0.21
December 31	0.77	0.38

For Year Ended 2006

	HIGH	LOW
March 31	$0.87	$0.53
June 30	1.21	0.45
September 30	0.66	0.38
December 31

For Year Ended 2007

	HIGH	LOW
March 31	$0.48	$0.20

We have not declared any cash dividends on our common stock since inception. Declaration of dividends with respect to the common stock is at the discretion of our Board of Directors. Any determination to pay dividends will depend upon the financial condition, capital requirements, results of operations and other factors deemed relevant by the Board of Directors.

At December 31, 2006, we had approximately 1,500 shareholders of our common stock. This figure does not include beneficial holders or common stockholder's nominee co-trust name, as we cannot accurately estimate the number of these beneficial holders.

The transfer agent and registrar for our common stock is U.S. Stock Transfer, Los Angeles, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of December 31, 2005 by (i) those persons or groups known to the Company who will beneficially own more than 5% of the Company's common stock; (ii) each director and director nominee; (iii) each executive officer; and, (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13(d)-3 promulgated under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the Securities and Exchange Commission by information provided by such persons directly to the Company. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

			PERCENTAGE
NAME OF BENEFICIAL OWNER	NO. OF SHARES		OF OWNERSHIP
David Duquette	1,433,334	(1)	12%
Josef Czikmantori	650,000		5%

Officers and Directors as a Group (2 persons)	2,083,334	(2)	17%

Based on 12,264,656 shares outstanding. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2006 are deemed to be outstanding and to be beneficially owned by the holder thereof for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1) Includes options to purchase 400,000 shares (ISOP) exercisable at a price of $0.25 per share and which expire on September 12, 2008.

(2) Includes options to purchase 150,000 shares (ISOP) exercisable at price of $0.25 per share and which expire on September 12, 2008.

 SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Beneficial Ownership Before the Offering (1)	Percentage of Common Stock Owned before the Offering (1)	Shares of Common Stock Included in the Prospectus (2)	Beneficial Ownership after the Offering(3)	Percentage of Common Stock Owned after the Offering (3)
Motivated Minds, LLC (4)	135,000	* %	135,000	-0-	-0-
CAMOFI Master LDC (5)	580,819	4.69%	3,850,000	-0-	-0-
Ascendiant Securities, LLC (6)	250,000	2.02%	250,000	-0-	-0-
			4,235,000

*Less than 1%

(1) Applicable percentage ownership is based on 12,364,656 shares of common stock issued as of May 23, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 23, 2007are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes

 (3) Beneficial ownership after the offering assumes that all securities registered will be sold and that all shares of common stock underlying outstanding warrants will be issued.

(4) Ira Gaines, the Managing Member, holds final voting and investment power over securities owned by Motivated Minds. Represents 30,000 shares of common stock issued pursuant to the Series A Convertible Note and 105,000 shares of common stock issued as consideration for extending the due date of the Series A Convertible Note.

The Selling Stockholder is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(5) Richard Smithline serves as a director of CAMOFI Master Fund LDC and holds final voting and investment power over securities owned by it. Represents 3,850,000 shares issuable for conversion of principal on 12% Senior Convertible Note dated February 28, 2006 (the “Senior Convertible Note”), representing approximately 33% of the outstanding stock in accordance with the Amended and Restated Registration Rights Agreement dated December 19, 2006.The Selling Stockholder is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

 (6) Includes 250,000 shares of common stock received as compensation for placement agency services in connection with the CAMOFI Purchase Agreement. Bradley J Wilhite, the Managing Director, holds final voting and investment power over the securities owned by the Selling Stockholder.

Ascendiant Securities, LLC is a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

The number of shares included in this prospectus was determined by the Company and the Selling Shareholders through arms length discussions. The Company has consistently made payments of principal and interest to CAMOFI and as of March 31, 2007 has repaid approximately $1,204,000 in principal and interest. The Company continues to make payments to CAMOFI and currently intends to repay the entire principal balance on the CAMOFI Note. While the CAMOFI Note is convertible at the option of CAMOFI, based upon the conversion price and the current market price of the Company’s common stock, the Company has made a good faith estimate of the maximum number of shares it believes will be converted into shares of the Company’s common stock and accordingly is including 4,235,000 shares of its common stock in this prospectus to allow for conversions under the CAMOFI Note. The Company is also including shares of common stock issued to Ascendiant Securities for placement agent services in connection with the CAMOFI Note and shares issued to Motivated Minds in connection with the Convertible Note.

DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company includes 50,000,000 shares of $.10 par value Common Stock. All shares have equal voting rights. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the Directors.

Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any distributions to the holders of outstanding shares of Series C Convertible Preferred Stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares.

Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED STOCK

The Company has authority to issue 15,075,000 shares of preferred stock, $1.00 par value and 75,000 shares of preferred stock, $25 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, and subject to the required approval of the Series C Preferred Stockholders for issuances of preferred stock which has liquidation or dividend rights senior to theirs, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders.

SERIES B CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 15,000,000 shares were designated as Series B 5% Convertible Preferred Stock. Holders of the Preferred Shares will receive, when and if declared by the Board of Directors, a dividend of $1.25 share per annum payable semi-annually in cash. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series B Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on the shares of the Series D Preferred Stock, an amount per share equal to $25.00. The holders of Series B Convertible Preferred Stock have no voting rights except that any change to the rights, preference and privilege thereof requires the approval of 2/3 in liquidation amount of the holders .Each share of the Series B Convertible Preferred Stock may be converted at any time into 16.667 shares of the Company's Common Stock. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock.

SERIES C 5% CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 75,000 shares were designated as Series C 5% Convertible Preferred Stock. Holders of the Preferred Shares will receive, when as and if declared by the Board of Directors, a dividend of $1.25 share per annum payable semi-annually in cash. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series C Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on the shares of the Series C Preferred Stock, an amount per share equal to $25.00. The holders of Series C 5% Convertible Preferred Stock have no voting rights except that any change to the rights, preference and privilege thereof requires the approval of 2/3 in liquidation amount of the holders .

Each share of the Series C Convertible Preferred Stock may be converted at any time into 16.667 shares of the Company's Common Stock representing a Common Stock purchase price of $1.50 per share. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. The Preferred Shares will be subject to mandatory conversion on the effective date of the registration statement covering the resale of the Common Shares.

SERIES D 5% CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 75,000 shares were designated as Series D 5% Convertible Preferred Stock. Subject to Delaware law, holders of the Preferred Shares will receive a dividend of $1.25 share per annum payable semi-annually in cash provided that no payment may be made unless and until all dividends accrued on the Series C Preferred Stock have been paid. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series D Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock (but only after payment on the Series C Preferred Stock), an amount per share equal to $25.00. The holders of Series D 5% Convertible Preferred Stock have the right to vote with the holders of the Common Stock on all matters on an as converted basis voting rights except that any change to the rights, preference and privilege thereof will require the approval of 2/3 in liquidation amount of the holders.

Each share of the Series D Convertible Preferred Stock may be converted at any time into 50 shares of the Company's Common Stock representing a Common Stock purchase price of $.50 per share. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Additionally, the Conversion Ratio will be adjusted if the Company in the future issues shares of Common Stock below $.50 or securities convertible into Common Stock with an exercise conversion price per share below $.50. Any adjustment will be on a "weighted average" basis. The Preferred Shares will be subject to mandatory conversion on the effective date of the registration statement covering the resale of the Common Shares. The holders of the Series D Convertible Preferred Stock will share ratably with the holders of the Series C Preferred Stock upon liquidation, dissolution or winding up of the affairs of the Company.

COMMON STOCK PURCHASE WARRANTS

We currently have 6,403,728 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

TRANSFER AGENT

Our transfer agent is US Stock Transfer Corporation and their telephone number is (818) 502-1404.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Squar, Milner, Peterson, Miranda & Williamson, LLP has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2006, and for the years ended December 31, 2006 and 2005 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
New Century Companies, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of New Century Companies, Inc. and Subsidiary (the "Company") as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Century Companies, Inc. and Subsidiary as of December 31, 2006, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit of approximately $7,808,000 and a history of losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

March 12, 2007
Newport Beach, California

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS

Current Assets
Cash	$53,318
Restricted cash	123,898
Contracts receivable	303,561
Inventories, net	1,120,182
Costs and estimated earnings in excess of billings on uncompleted contracts	1,160,668
Deferred financing costs, net	358,293
Prepaid expenses and other current assets	20,205

Total current assets	3,140,125

Property and Equipment, net	285,088
Deferred Financing Costs	418,009

Total assets	$3,843,222

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank overdraft	18,772
Accounts payable and accrued expenses	1,191,460
Dividends payable	362,800
Billings in excess of costs and estimated earnings on uncompleted contracts	452,911
Notes payable	48,000
Convertible notes payable, net of discounts	332,556

Total current liabilities	2,406,499

Convertible Notes Payable, net of discounts	273,000

Commitments and Contingencies

Stockholders' Equity
Cumulative, convertible, Series B preferred stock, $1 par value,
15,000,000 shares authorized, no shares issued and outstanding
(liquidation preference of $25 per share)	-
Cumulative, convertible, Series C preferred stock, $1 par value,
75,000 shares authorized, 27,780 shares issued and outstanding
(liquidation preference of $933,000)	27,780
Cumulative, convertible, Series D preferred stock, $25 par value,
75,000 shares authorized, 11,640 shares issued and outstanding
(liquidation preference of $416,000)	291,000
Common stock, $0.10 par value, 50,000,000 shares authorized;
11,714,654 shares issued and outstanding	1,171,466
Subscriptions receivable	(462,500)
Notes receivable from stockholders	(525,402)
Deferred consulting fees	(333,069)
Additional paid-in capital	8,802,564
Accumulated deficit	(7,808,116)

Total stockholders' equity	1,163,723

Total liabilities and equity	$3,843,222

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	2006	2005

CONTRACT REVENUES	$8,318,957	$6,038,459

COST OF SALES	6,437,761	4,323,489

GROSS PROFIT	1,881,196	1,714,970

OPERATING EXPENSES
Consulting and other compensation	520,346	579,921
Salaries and related	351,410	218,249
Selling, general and administrative	1,260,861	350,787
TOTAL OPERATING EXPENSES	2,132,617	1,148,957

OPERATING INCOME (LOSS)	(251,421)	566,013

OTHER INCOME (EXPENSES)
Gain (loss) on forgiveness of debt	41,595	318,973
Change in fair value of derivative liability	1,494,761	-
Interest income	27,308
Interest, including debt discount amortization	(2,363,187)	(215,827)

TOTAL OTHER INCOME (EXPENSES)	(799,523)	103,146

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES	(1,050,944)	669,159

PROVISION FOR INCOME TAXES	800	800

NET INCOME (LOSS)	$(1,051,744)	$668,359

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(848,669)	$512,059

Basic net income (loss) applicable to common stockholders
per common share	$(0.07)	$0.06

Diluted net income (loss) applicable to common stockholders
per common share	$(0.07)	$0.05

Basic weighted average common shares outstanding	11,332,289	9,186,987

Diluted weighted average common shares outstanding	11,332,289	9,836,987

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Years Ended December 31, 2006 and 2005

	Conversion of Preferred Stock, Series B		Preferred Stock, Series C		Preferred Stock, Series D		Common Stock		Additional Paid In	Notes Receivable From	Deferred	Subscriptions	(Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stockholders	Compensation	Receivable	Deficit)	(Deficit)
Balance,Janaury 1, 2005	-	$-	60,780	$60,780	23,640	$591,000	7,292,265	$729,227	$4,060,974	$(485,924)	$(8,333)	$(462,500)	$(7,471,506)	$(2,986,282)

Issuance of common stock in connection with debt extention	-	-	-	-	-	-	250,000	25,000	22,500	-	-	-	-	47,500
Isssuance of common stock for consulting services	-	-	-	-	-	-	1,050,000	105,000	414,000	-	(519,000)	-	-	-
Isssuance of common stock as a penalty for not registering preferred shares	-	-	-	-	-	-	300,000	30,000	60,000	-	-	-	-	90,000
Issuance of common stock in connection with legal settlment	-	-	-	-	-	-	100,000	10,000	10,000	-	-	-	-	20,000
Accrued dividends payable	-	-	-	-	-	-	-	-	-	-	-	-	(156,300)	(156,300)
Issuance of common stock in connection with the conversion of preferred stock	-	-	(31,800)	(31,800)	-	-	530,001	53,000	(21,200)	-	-	-	-	-
Issuance of common stock in connection with the conversion of preferred stock	-	-	-	-	(12,000)	(300,000)	600,000	60,000	240,000	-	-	-	-	-
Issuance of common stock in connection with settlement of debt	-	-	-	-	-	-	500,000	50,000	260,000	-	-	-	-	310,000
Issuance of common stock in connection with settlement of accounts payable	-	-	-	-	-	-	75,000	7,500	39,000	-	-	-	-	46,500
Amortization of deferred consulting fees	-	-	-	-	-	-	-	-	-	-	272,616	-	-	272,616
Interest on notes receivable from stockholders	-	-	-	-	-	-	-	-	-	(19,715)	-	-	-	(19,715)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	668,359	668,359

Balance, December 31, 2005	-	-	28,980	28,980	11,640	291,000	10,697,266	1,069,727	5,085,274	(505,639)	(254,717)	(462,500)	(6,959,447)	(1,707,322)

Isssuance of common stock for consulting services							325,000	32,500	(167,750)		146,936		-	11,686

Issuance of stock in connection with convertible debt							30,000	3,000	6,584					9,584

Beneficial Conversion Features and Other Debt Discounts									1,600,416					1,600,416

Issuance of warrants for financing costs									455,200					455,200

Issuance of stock for interest expense							269,318	26,932	143,318					170,250

Warrants issued for Consulting									127,500		(127,500)			-

Issuance of shares for extension of debt							105,000	10,500	37,800					48,300

Issuance of shares for financing costs							250,000	25,000	132,500					157,500

Conversion of Preferred Stock			(1,200)	$(1,200)			20,000	2,000	(800)					-

Amortization of deferred compensation											219,012			219,012

Issuance of warrants for waiver of liquidated damages									300,000					300,000

Stock Based Compensation									360,000		(316,800)			43,200

Cumulative Preferred Dividends													$203,075	203,075

Interest on Notes Receivable from stockholder										(19,763)				(19,763)

Issuance of warrants for financing									29,090					29,090

Misc. Adjustment							18,070	1,807	(1,807)					-

Reclassification of warrant liability									695,239					695,239

Net Income													(1,051,744)	(1,051,744)
Balance, December 31, 2006	-	$-	27,780	$27,780	11,640	$291,000	11,714,654	$1,171,466	$8,802,564	$(525,402)	$(333,069)	$(462,500)	$(7,808,116)	$1,163,723

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income (loss)	$(1,051,744)	$668,359
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization of property and equipment	146,563	194,300
Gain on settlement of legal dispute	-	(275,000)
Gain on forgiveness of accounts payable	-	(102,597)
Gain on forgiveness of notes payable	-	(216,375)
Gain on forgiveness of debt from waiver of liquidated damages	259,185	-
Stock issued for interest expense	170,250	-
Stock options grants	43,200	-
Amortization of debt discount	1,320,522	47,500
Amortization of deferred consulting fees	236,435	272,616
Amortization of deferred financing cost	347,988	-
Bad debt expense (credit)	115,158	(5,334)
Derivative liability expense (income)	(1,494,761)	-
Estimated fair market value of common stock issued for
consulting services and related change in fair value	(19,987)	-
Estimated fair market value of common stock issued for
partial legal settlement	-	20,000
Interest income on notes receivable from stockholders	(19,763)	(19,715)
Estimated fair market value of common stock issued for
penalty on failure to register convertible preferred stock	-	90,000
Other	45,985	-
Changes in operating assets and liabilities:
Contracts receivable	(151,150)	(554,368)
Inventories	(191,235)	51,295
Costs and estimated earnings in excess of billings on uncompleted contracts	(742,913)	(165,923)
Prepaid expenses and other current assets	(50,380)	-
Accounts payable and accrued expenses	(557,620)	169,887
Billings in excess of costs and estimated earnings on uncompleted contracts	(48,473)	(259,002)

Net cash used in operating activities	(1,642,740)	(84,357)

Cash flows from financing activities:
Bank overdraft	(8,877)	27,649
Proceeds of issuance of notes payable	3,800,000	-
Restricted cash	(123,898)	-
Payment of financing costs	(422,500)	-
Principal payments on notes payable	(1,548,667)	-
Principal repayments on obligations under capital lease	-	(72,379)

Net cash (used in) provided by financing activities	1,696,058	(44,730)

Net increase (decrease) in cash	53,318	(129,087)

Cash at beginning of period	-	129,087

Cash at end of period	$53,318	$-

Supplemental disclosure of non-cash investing and financing activities:

Debt discount on note payable extension	$10,500	$47,500

BCF and Debt discount on convertible notes payable	$3,843,300	$-

Accrued cumulative dividends on preferred stock	$84,800	$156,300

Cumulative preferred dividends waived	$287,875	$-

Accrued deffered financing cost	$60,000	$-

Conversion of preferred stock to common stock	$2,000	$331,800

Common stock issued for settlement of notes payable	$-	$310,000

Common stock issued for settlement of accounts payable	$-	$46,500

Reclassification of warrant liability to equity	$695,239	$-

Common stock and warrants issued for deferred financing cost	$641,790	$-

Equipment acquired in legal settlement	$-	$275,000

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

New Century Companies, Inc. and Subsidiary (collectively, the "Company"), a California corporation, was incorporated March 1996 and is located in Southern California. The Company is engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled (CNC) machine tools to manufacturing customers. The Company provides rebuilt, retrofit and remanufacturing services for numerous brands of machine tools. It also manufactures original equipment CNC large turning lathes and attachments under the trade name Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced.

The Company currently sells its services by direct sales and through a network of machinery dealers across the United States. Its customers are generally medium to large sized manufacturing companies in various industries where metal cutting is an integral part of their businesses.

The Company trades on the Over-the-Counter Bulletin Board under the symbol “NCNC.OB.”

Principles of Consolidation

The consolidated financial statements include the accounts of New Century Companies, Inc. and its wholly owned subsidiary, New Century Remanufacturing (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $7,808,000 and a history of operating losses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through anticipated increased sales along with debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

In response to these problems, management has taken the following actions:

•	The Company continues its aggressive program for selling inventory.

•	The Company continues to implement plans to further reduce operating costs.

•	The Company is seeking investment capital through the public and private markets.

The consolidated financial statements do not include any adjustments related to recoverability and

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern (continued)

classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

During 2006, the Company entered into an agreement with one of its creditors, whereby the creditor agreed to waive liquidated damages totaling $582,500 in exchange for 1.5 million warrants valued at $300,000 (using the Black Scholes option pricing model). In addition, during 2006 the Company settled with several vendors and was able to obtain reductions (generally 50%) in the amounts due to those specific vendors. This transaction resulted in a credit to earnings of approximately $42,000. As a result, the consolidated statement of operations includes a net gain on forgiveness of debt of approximately $42,000 and $319,000 for 2006 and 2005, respectively.

Concentrations of Credit Risks

Cash is maintained at various financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) insures accounts at each financial institution for up to $100,000. At times, cash may be in excess of the FDIC insurance limit of $100,000. The Company had approximately $93,000 uninsured bank balances at December 31, 2006, and none at December 31, 2005.

The Company sells products to customers throughout the United States. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company. Although the Company does not obtain collateral with which to secure its contract receivable, management periodically reviews contracts receivable and assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure could, at times, be material to the financial statements.

During the year ended December 31, 2006, sales to four customers approximated 53% of net sales. No other single customer net sales were more than 10% for the year ended December 31, 2006. Management reviews the collectibility of contracts receivables periodically and believes that the allowance for doubtful accounts at December 31, 2006 of approximately $115,000 is adequate.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological and other risks associated with operating a business including the potential risk of business failure.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management are, among others, deferred tax asset valuation allowances, realization of inventories, collectibility of contracts receivable and the estimation of costs for long-term construction contracts. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid fixed income investments with maturities of three months or less at the time of acquisition, to be cash equivalents. The Company had no cash equivalents at December 31, 2006.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out method. Inventories represent cost of work in process on units not yet under contract. Cost includes all direct material and labor, machinery, subcontractors and allocations of indirect overhead. Net realizable value is based on management's forecast for sales of the Company's products or services in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown in the accompanying consolidated balance sheet. At December 31, 2006, the Company had inventory reserves approximating $286,000.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Equipment under capital lease obligations are depreciated over the shorter of the estimated useful life or the term of the lease. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations. For the years ended December 31, 2006 and 2005, the Company incurred depreciation expense of approximately $147,000 and $194,000, respectively.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company accounts for long-lived asset impairments under Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires a three-step approach for recognizing and measuring the impairment of assets to be held and used. The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair value is estimated based on discounted future cash flows. Assets to be sold must be stated at the lower of the assets’ carrying amount or fair value and depreciation is no longer recognized. The Company believes that no impairment of property and equipment exists at December 31, 2006.

Revenue Recognition

The Company's revenues consist of contracts with vendors. The Company uses the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition policy conforms to SAB No. 104. The Company recognizes revenue on contracts pursuant to SOP 81-1.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statement purposes. Costs incurred and revenue earned on contracts in progress in excess of billings (under billings) are classified as a current asset. Amounts billed in excess of costs and revenue earned (over billings) are classified as a current liability.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company accounts for shipping and handling fees and costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs." Shipping and handling fees and costs incurred by the Company are immaterial to the operations of the Company and are included in cost of sales.

In accordance with Statements of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs.

Warranty

The Company provides a warranty on certain products sold. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. At December 31, 2006 and 2005, the warranty obligation was immaterial to the accompanying consolidated balance sheets.

Advertising

The Company expenses the cost of advertising when incurred as selling expense in the accompanying consolidated statements of operations. Advertising expenses were approximately $38,000 and $0 for the years ended December 31, 2006 and 2005, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. A full valuation allowance for deferred tax assets has been provided at December 31, 2006. The valuation allowance approximate $4,527,000 at December 31, 2006 (See Note 7).

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Income (Loss) Per Common Share

Under SFAS 128, “Earnings Per Share,” basic earnings per common share is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Under the treasury stock method, there were 2,455,224 and 650,000 additional potential common shares at December 31, 2006 and 2005, respectively. Under the if-converted method, there were 6,072,358 additional potential common shares at December 31, 2006 and none at December 31, 2005.

Basic net earning (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding for each respective year. Common stock equivalents, representing convertible Preferred Stock, convertible debt, options and warrants totaling approximately 6,026,490 and 6,403,728 shares at December 31, 2006 are not included in the diluted loss per share as they would be anti-dilutive. Accordingly, diluted and basic loss per share are the same for 2006.

At December 31, 2005 common stock equivalents which are not included in the diluted loss per share, representing convertible Preferred Stock, convertible debt, options and warrants totaled 1,065,000 and 168,500.

Segments of Business

SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” changes the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share-Based Payment," ("SFAS No. 123-R"). SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. The Company previously accounted for awards granted under its equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. Accordingly, $43,200 share-based compensation was recognized in the financial statements for the year ended December 31, 2006.

Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost recognized by the Company beginning January 1, 2006 includes compensation cost for all equity incentive awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. The Company had no equity incentive awards granted prior to January 1, 2006 that were not yet vested.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

Under the terms of the Company's 2000 Stock Option Plan, options to purchase an aggregate of 5,000,000 shares of common stock may be issued to officers, key employees and consultants of the Company. The exercise price of any option generally may not be less than the fair market value of the shares on the date of grant. The term of each option generally may not be more than five years.

On November 13, 2006, the Company granted 2,000,000 options to keys employees. At December 31, 2006, the Company had 1,750,000 options available for future issuance under their equity compensation plans.

The effects of share-based compensation resulting from the application of SFAS No. 123-R to options granted outside of the Company's Stock Option Plan resulted in approximately $43,000 expense for the year ended December 31, 2006. Share-based compensation recognized as a result of the adoption of SFAS No. 123-R as well as pro forma disclosures according to the original provisions of SFAS No. 123 for periods prior to the adoption of SFAS No. 123-R use the Black Scholes option pricing model for estimating fair value of options granted.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

In accordance with SFAS No. 123-R, the Company’s policy is to adjust share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after December 31, 2006 is recognized in the period the forfeiture estimate is changed.

At December 31, 2006, the Company estimated (using the Black Scholes pricing model) the fair value of options granted and no variance has been found. Therefore, the effect of forfeiture adjustments at the period ended December 31, 2006 was not applicable.

Options outstanding that have vested and are expected to vest as of December 31, 2006 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (1)
Vested	1,250,000	$0.32	1.70	$137,500
Expected to vest	2,000,000	$0.20	4.87	$--
Total	3,250,000			$137,500

(1)
These amounts represent the difference between the exercise price and $0.21, the closing market price of the Company's common stock on December 31, 2006 as quoted on the Over-the-Counter Bulletin Board under the symbol "NCNC.OB" for all in-the-money options outstanding.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation(continued)

The Company’s policy for options outstanding that are expected to vest are net of estimated future forfeitures in accordance with the provisions of SFAS No. 123-R, which are estimated when compensation costs are recognized. Additional information with respect to stock option activity is as follows:

	Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise	Intrinsic Value (1)
December 31, 2005	3,586,500	1,413,500	$0.40	$269,000
Grants	2,000,000	2,000,000	$0.20
Exercises	—	—	—
Cancellations	163,500	163,500	$0.90
December 31, 2006	1,750,000	3,250,000	$0.25	$—
Options exerciseable at:
December 31, 2005		1,413,500	$0.40
December 31, 2006		1,250,000	$0.32

 (1) Represents the added value as difference between the exercise price and the closing market price of the Company's common stock on the end of the reporting period (as of December 31, 2005 and December 31, 2006 the market price of the Company's common stock was $0.62 and $0.21 respectively).

The Company follows SFAS No. 123 (R) (as interpreted by EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration. Pursuant to paragraph 7 of SFAS No. 123 (R), the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF Issue No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

Deferred Financing Costs

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations. During the period ended December 31, 2006, the Company amortized approximately $348,000 to interest expense.

Stock Purchase Warrants Issued With Notes Payable

The Company granted warrants in connection with the issuance of certain notes payable. Under Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants," the relative estimated fair value of such warrants represents a discount from the face amount of the notes payable. Such discounts are amortized to interest expense over the term of the notes.

Beneficial Conversion Feature Of Convertible Notes Payable

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

Classification Of Warrant Obligation

In connection with the issuance of the 12% Senior Secured Convertible Notes (See Note 3), the Company has an obligation to file registration statements covering the Registrable Securities, as defined in the Registration Rights Agreement Amended. The obligation to file the registration statement meets the criteria of an embedded derivative to be bifurcated pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, the embedded derivative associated with this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Classification Of Warrant Obligation(continued)

On December 19, 2006, the Company entered into an amended agreement with the warrant holder, CAMOFI Master LDC, where by the warrant holder agreed to waive all liquidated damages incurred as a result of the Company’s inability to file a registration statement to register the shares underlying the warrants. In addition, a limit was placed on the amount of liquidated damages to be incurred in the event the Company fails to have an effective registration statement within the time period required by the amended agreement. The liquidated damages would be limited to 10% of the outstanding balance of the note. As a result, the warrants meet all the criteria outlined in EITF 00-19 to be classified as equity. Accordingly, the warrants were reclassified to equity at December 19, 2006.

Fair Value of Financial Instruments

SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash (bank overdraft), contracts receivable, accounts payable and accrued expenses, and notes payable approximates their estimated fair values because related interest rates offered to the Company approximate current offered rates. The fair value of the notes receivable from stockholders are not determinable as these transactions are with related parties.

Significant Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109,”Accounting for Income Taxes.” FIN No. 48 prescribes a more-likely-than-not recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken (or expected to be taken) in an income tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirement to assess the need for a valuation allowance on net deferred tax assets is not affected by FIN No. 48. This pronouncement is effective for fiscal years beginning after December 31, 2006. Management is in the process of evaluating this guidance, and therefore has not yet determined the impact (if any) that FIN No.48 will have on the Company’s financial position or results of operation upon adoption.

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of SFAS No. 157 to have a significant effect on the Company’s financial position or results of operation.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” This standard permits an entity to measure many financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to SFAS No. 115 (“Accounting for Certain Investments in Debt and Equity Securities”) applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates. Among others, eligible items exclude (1) financial instruments classified (partially or in total) as permanent or temporary stockholders’ equity (such as a convertible debt security with a non-contingent beneficial conversion feature) and (2) investments in subsidiaries and interests in variable interest entities that must be consolidated. A for-profit business entity will be required to report unrealized gains and losses on items for which the fair value option has been elected in its statements of operations at each subsequent reporting date. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of SFAS No. 157 (“Fair Value Measurements”). The adoption of SFAS No. 159 is not expected to have a significant impact on future financial statements.

2. CONTRACTS IN PROGRESS

Contracts in progress at December 31, 2006, which include completed contracts not completely billed, approximate:

Cumulative costs to date	$6,474,000
Cumulative gross profit to date	5,568,000

Cumulative revenue earned	12,042,000

Less progress billings to date	(11,334,000

Net under billings	$708,000

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

2. CONTRACTS IN PROGRESS (continued)

The following approximate amounts are included in the accompanying consolidated balance sheet under these captions as of December 31, 2006:

Costs and estimated earnings in excess of billings on uncompleted contracts	$1,161,000

Billings in excess of costs and estimated earnings on uncompleted contracts	(453,000)

Net under billings	$708,000

3. PROPERTY AND EQUIPMENT

Property and equipment approximate the following at December 31, 2006:

Machinery and equipment	$905,000
Computer equipment	20,000
Furniture and fixture	4,000
Leasehold improvements	123,000
1,052,000

Less accumulated depreciation and amortization	(767,000)

$285,000

4. RELATED PARTY TRANSACTIONS

As of December 31, 2006, the Company had loans made prior to the enactment of the Sarbanes-Oxley Act to two stockholders approximating $525,500, including subsequent accrued interest. The loans accrue interest at 6% and are due on demand. The Company has included the notes receivable from stockholders in stockholders’ equity (deficit) as such amounts have not been repaid during 2006 or 2005. For each of the years ended December 31, 2006 and 2005, total interest income from notes receivable from stockholders approximated $20,000.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

5. NOTES PAYABLE

On March 7, 2006, the Company paid one of its creditors $900,000 in cash and 250,000 shares of restricted common stock to settle $750,000 of principal on two outstanding defaulted notes payable and $291,050 of related accrued interest. The Company recorded the stock at fair value (estimated based on the trading price of the Company's stock on the date of issuance) totaling $157,500. The value of the stock issued and the cash paid exceeded the value of the amount of the outstanding debt and accrued interest by approximately $17,000. Such amount was recorded as a loss on debt extinguishment in the accompanying consolidated statement of operations.

During, 2006, the Company settled an outstanding note payable with one of its creditors totaling approximately $80,000 for $40,000 in cash and recognized approximately $40,000 in gain on forgiveness of debt.

During the year ended December 31, 2001, the Company entered into a note payable with a third party for $215,000. The note accrued interest at a fixed rate of 15% per annum and matured in March 2002. The note was secured by certain assets of the Company, as defined, and was in default at December 31, 2004. During 2005, the Company and the note holder executed a mutual agreement to fully settle the debt whereby by the Company agreed to make fifteen monthly installments of $12,000 (totaling $180,000) beginning January 2006 and to issue 100,000 shares of restricted common stock valued at $62,000 (estimated based on the market price of the stock on the date of the agreement) to the holder. Accrued interest on the note totaled approximately $116,000 on the date of the transaction. As a result of the effective reduction in principal balance of $35,000, the forgiveness of approximately $116,000 of accrued interest and the issuance of restricted common stock valued at $62,000, the Company recorded a gain on forgiveness of notes payable totaling approximately $89,000 for the year ended December 31, 2005. During the year ended December 31, 2006, the Company made cash payments of $132,000 to reduce the principal balance on the secured note payable. As of December 31 2006, the balance of the note is $48,000.

6. CONVERTIBLE DEBT

On February 15, 2006 the Company entered into a convertible note payable agreement ("Note A") with Motivated Minds, LLC (the "Holder") in the total amount of $300,000. The principal balance, together with all accrued interest at the rate of 24% per annum for the first 30 days, and 27% for the following 60 days, was to become due on the earlier of a) May 16, 2006, or b) the date which the Company obtains additional financing. Note A is convertible into shares of the Company's common stock at a fixed price of $0.66 at any time at the Holder's option. In connection with Note A, the Company issued 30,000 shares of its common stock and 454,545 warrants with a fixed exercise price of $0.63 to the Holder.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

6. CONVERTIBLE DEBT (continued)

The warrants vested and became fully exercisable on the issuance date. In accordance with EITF Issue No. 98-5 and Accounting Principles Board Opinion ("APB") No. 14, the Company allocated the $300,000 debt proceeds between the relative fair values of the warrants, the common shares issued and the fair value of the beneficial conversion feature ("BCF"). Pursuant to EITF Issue Nos. 98-5 and 00-27, the conversion feature of Note A provides for a rate of conversion that is below market value. The resulting BCF and other debt discount on Note A totaled $300,000 and is being amortized on a straight-line basis to interest expense over the life of the loan. During 2006, amortization of the discount resulted in expense of $300,000, which is included in interest expense in the accompanying condensed consolidated statement of operations for the year ended December 31, 2006.

Additionally, due to the financing with CAMOFI (see below), Note A became due on February 28, 2006 and the Company issued 30,000 shares of common stock to the Holder to extend the maturity date of Note A to May 16, 2006. Such shares were valued at approximately $18,900 (estimated to be the fair value based on the trading price on the issuance date). Accordingly, the Company recorded $18,900 in debt issue discount and additional paid-in capital and is amortizing the debt discount over the remaining life of Note A. The entire amount was amortized during 2006.

In connection with Note A, the Company issued 45,454 warrants and paid $30,000 in cash to third parties as financing costs. The warrants were valued, using a Black Scholes option pricing model, at $29,090. Accordingly, the Company recorded deferred financing costs of $59,090 and additional paid-in capital of $29,090. The entire amount was amortized to interest expense in 2006, which is included in in the accompanying condensed consolidated statement of operations.

On August 8, 2006, the Holder agreed to extend the maturity date of $150,000 of the note balance to August 16, 2006 and the remaining $150,000 until October 16, 2006. As consideration for the extension, the Company issued 45,000 shares of restricted common stock to the Holder. The shares were valued at $23,400 (based on the price of the Company’s stock on the date of issuance) which was recorded as additional debt discount and amortized over the remaining life of the note. The amount was fully amortized during 2006. On August 16, 2006 the Company repaid $150,000 of principal and all accrued interest to the Holder. The due date on the remaining $150,000 principal was extended to December 16, 2006 and an additional 30,000 restricted common stock valued at $6,000 (based on the stock price on the date of grant) were granted to the Holder, which was also recorded as additional debt discount and was fully amortized to interest expense during the year ended December 31, 2006. On December 7, 2006, $50,000 of principal was repaid and the due date on the remaining $100,000 balance on Note was extended until January 31, 2007. As of December 31, 2006, the balance of the note was approximately $105,000 and the note was paid in full in January 2007.

In connection with the Note A, the Company entered into a Registration Rights Agreement dated February 16, 2006, pursuant to which the Company granted "piggy back" registration rights to the Holder in connection with the shares issuable upon conversion of the Note and issuable upon exercise of the warrants.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

6. CONVERTIBLE DEBT (continued)

On February 28, 2006, the Company entered into a Securities Purchase Agreement (“Note B”) with CAMOFI Master, LDC (“CAMOFI”), whereby CAMOFI agreed to purchase, up to $5,000,000 aggregate principal amount of 12% Senior Secured Convertible Notes, due February 28, 2009 (up to $3,500,000 to be purchased at the closing and up to an additional $1,500,000 to be purchased pursuant to an Additional Investment Right), secured by a first priority lien on all assets of the Company and its current and future subsidiaries (including a pledge of the shares of the Company's current and future Subsidiaries). Note B is convertible into 5,555,556 shares of the Company's common stock at a fixed price of $0.63 at any time at CAMOFI’s option. As of December 31, 2006, the Company had not received the additional $1,500,000.Additionally, $750,000 of the $3,500,000 proceeds from the closing were placed into an escrow account, to be used exclusively for making the scheduled principal and interest payments on the note. Accordingly, such amount has been recorded as restricted cash in the accompanying consolidated balance sheet. In connection with Note B, the Company issued 3,476,190 warrants at an exercise price of $0.63 to CAMOFI that expire on February 28, 2013. The warrants vested and became fully exercisable on the issuance date. In accordance with EITF Issue No. 98-5 and Accounting Principles Board Opinion (“APB”) No. 14, the Company allocated the $3,500,000 debt proceeds between the relative fair values of the warrants and the fair value of the beneficial conversion feature (BCF”). Pursuant to EITF Issue Nos. 98-5 and 00-27, the conversion feature of Note B provides for a rate of conversion that is below market value. The resulting BCF and other debt discount on Note B totaled $3,500,000 and are being amortized to interest expense over the life of the loan. As of December 31, 2006, approximately $972,000 was amortized to interest expense.

At December 31, 2006, future minimum principal payments on the note payable approximate the following for the years ending December 31:

2007	1,400,000
2008	1,400,000
2009	233,333

$3,033,333

On December 19, 2006, the Company entered into an Amended and Restated Registration Rights Agreement (the “Agreement”) with CAMOFI. Pursuant to the Amendment the Company agreed to file registration statements to cover the resale of the shares issuable upon conversion of the CAMOFI Note and warrants as follows:

i) on or before January 31, prepare and file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009, up to 33% of our issued and outstanding stock;

ii) within 90 days from effectiveness of the Registration Statement referred to in i) above, prepare and file a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009 to the extent not registered above plus all shares of common stock underlying the Purchaser Warrants, up to 33% of our issued and outstanding stock;

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

6. CONVERTIBLE DEBT (continued)

ii) within 90 days from effectiveness of the Registration Statement referred to in ii) above, prepare and file a Registration Statement covering the resale of all common Stock issuable upon conversion of the 12% Senior Secured Convertible Note dated February 28, 2009 plus all shares of common stock underlying the Purchaser Warrants to extent not registered above, up to 33% of our issued and outstanding stock;

iv) within 90 days from effectiveness of the Registration Statement referred to in iii) above, prepare and file a Registration Statement covering the resale of all additional Purchaser Warrants to extent not registered above, up to 33% of our issued and outstanding stock.

Pursuant to the Agreement, CAMOFI agreed to waive all liquidated damages accrued prior to the date of the Amendment. However, failure to meet the timetable set forth above will subject the Company to liquidated damages equal to 1.5% of the outstanding principal of the Notes for any registrable securities then held by CAMOFI for the first 30 days (or part thereof) after the default date and an additional 1.5% for any subsequent 30-day period (or part thereof), thereafter or a maximum of 10% of the remaining balance of the note.

As a result of the amended registration rights agreement and the limit of 10% placed on the amount of liquidated damages to be paid if the Company does not have an effective registration statement in accordance with the amended registration rights agreement, and since the warrant agreement provides the option of settling the warrant obligation by issuing unregistered shares using a cashless exercise feature in the event that there is no effective registration statement within the required time period, the warrants have met all the criteria outlined in EITF 00-19 to be classified as equity. Accordingly, on December 19, 2006, the date of the amended agreement, the Company re-evaluated the estimated fair value of the warrant liability at approximately $626,000 using a Black Scholes option pricing model. The decrease in fair value totaling approximately $1,495,000 was recorded as a credit to derivative liability expense in the accompanying condensed consolidated statements of operations and the warrants were reclassified to additional paid-in capital.

Other Transactions

In connection with the Agreement, the Company issued to CAMOFI warrants to purchase 1,500,000 shares of common stock of our common stock, at an exercise price of $0.35 for a term of seven years. Per EITF 96-18, Since the warrants are exercisable immediately, and the services (waiver of liquidated damages accrued as a result of the Company’s failure to register the warrants issued with the debt) were complete at the same time, the value of the services is deemed to be fair value of the warrants on the measurement date, which is the date of the transaction. The warrants were valued at $300,000, using a Black-Scholes option pricing model on the dates of grant and were recorded as interest expense in the Company’s consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

6. CONVERTIBLE DEBT (continued)

Other Transactions (continued)

In connection with the CAMOFI Note, the Company paid $393,000 in cash for financing costs. Such amount was recorded as deferred financing costs and are being amortized on a straight line basis over the life of the note. In addition, the Company issued 722,539 warrants to Ascendiant Securities, LLC, (the “Placement Agent) with an exercise price of $0.63 and expire on February 28, 2013. The warrants were valued using a Black Scholes option pricing model at $455,200 and were recorded as deferred financing costs and amortized to interest expense over the remaining life of the note. In connection with Note B, the Placement Agent also received 250,000 restricted shares of common stock valued at $157,500 (based on the value of the Company’s stock at the date of issuance) which were also recorded as deferred financing costs and amortized to interest expense over the life of the note.

The total financing costs incurred in connection with Note B totaled approximately $1,065,000, of which approximately $289,000 was amortized to interest expense during the year 2006.

The CAMOFI Note and corresponding warrants were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The Conversion Option

SFAS No. 133 states that a contract issued by an entity that is both (a) indexed to its own stock and (b) would be classified in stockholders' equity if it were a freestanding financial instrument is not a derivative for purposes of that pronouncement. Management has concluded that the CAMOFI debt financing transaction's conversion option is "indexed to the Company's own stock" as that term is defined by EITF Issue No. 01-6, "The Meaning of Indexed to a Company's Own Stock". In addition, since the debt financing transaction has been determined to be a "conventional convertible debt instrument" as defined in EITF Issue No. 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in Issue 00-19", the requirements of EITF Issue No. 00-19 do not apply. Lastly, the debt host contract is not a derivative in its entirety and (based on SFAS No. 133) the conversion option need not be bifurcated from such contract. Therefore, the conversion option is not a derivative instrument as contemplated by EITF Issue No. 00-19 or SFAS No. 133. As explained below, the Company has therefore applied intrinsic value accounting to the BCF embedded in the conversion option.

Intrinsic Value Accounting for the BCF

As explained in the following paragraph, the Company has accounted for the BCF in the CAMOFI debt financing transaction in accordance EITF Issue No. 98-5, EITF Issue No. 00-27, and APB No. 14. The excess of the proceeds over the estimated fair value of the warrants (see "Accounting for the Warrants" below) of approximately $1,310,000 was used to calculate the effective conversion price of $0.50 per share.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

 6. CONVERTIBLE DEBT (continued)

Intrinsic Value Accounting for the BCF (continued)

The difference between the effective conversion price and the fair value of the debt at the commitment date of $0.236 per share resulted in a "theoretical" beneficial conversion feature of approximately $2,190,000. Since the BCF cannot exceed the proceeds allocated to the debt, the Company recorded a debt issuance discount on Note B of $1,310,000 which is being amortized to interest expense (using the effective interest method) over the three-year term of the note. The Company recorded interest expense on such BCF of approximately $364,000 during the year ended December 31, 2006 in the accompanying consolidated statement of operations.

Total Debt Discounts

The remaining BCF and debt discount balances on Note B associated with the conversion option of the debt and the warrants, respectively, totaled approximately $2,528,000 at December 31, 2006 and is presented net of the $3,033,000 principal balance of Note B in the accompanying consolidated balance sheet.

7. INCOME TAXES

During 2006 and 2005, the provision for taxes differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for taxes as a result of the following:

	2006	2005

Computed “expected” tax (benefit) expense	$(367,000)	$227,000

Addition to (reduction) in income taxes
resulting from:
State income taxes, net of federal benefit	(65,000)	40,800
Change in deferred tax asset valuation allowance	416,000	(267,000)
Non-deductible expenses	16,800	-

	$800	$800

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

7. INCOME TAXES (continued)

The effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2006 and 2005 are presented below:

Deferred tax assets:
Tax net operating loss carryforwards	$4,600,000	3,955,000
Warrant liability	(584,000)	-

Accrued inventory reserve	114,000	167,000
Accrued expenses	397,000	18,000

Total gross deferred tax asset	4,527,000	4,140,000
Less valuation allowance	(4,527,000)	(4,140,000)

Total net deferred tax asset	$-	$-

The valuation allowance increased by $387,000 and decreased by $267,000 and during the years ended December 31, 2006 and 2005, respectively. The current provision for income taxes for the years ended December 31, 2006 and 2005 is not significant and due primarily to certain state taxes.

At December 31, 2006, the Company had net tax operating loss carryforwards of approximately $12.6 million and $9.9 million available to offset future taxable federal and state income, respectively. If not utilized to offset future taxable income, the federal and state carryforwards will expire in various years through 2026 and 2015, respectively. In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company’s tax net operating loss carryforwards could be severely restricted.

8. EQUITY TRANSACTIONS

Preferred Stock

The Company has authorized 15,000,000 shares of cumulative, convertible Series B Preferred Stock (“Series B”) with a par value of $1 per share. The Series B has a mandatory cumulative dividend of $1.25 per share, which is payable on a semi-annual basis, and convertible into 1.67 shares of the Company’s common stock, does not have any voting rights, and has liquidation preference equal to $25 per share before any payment or distribution shall be made on common stock. As of December 31, 2001, in accordance with the conversion terms of the Preferred Series B shares, 95,023 shares of the common stock remained un-issued and committed, which the Company has reclassified to common stock during the year ended December 31, 2002 because the stock had constructively been issued.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Preferred Stock (continued)

In March 2002, the Board of Directors authorized 75,000 shares of 5% cumulative, convertible Series C Preferred Stock (“Series C”) with a par value of $1 per share. The Series C has a mandatory cumulative dividend of $1.25 per share, which is payable on a semi-annual basis in June and December each year to holders of record on November 30 and May 31, does not have any voting rights and has liquidation preferences, as defined. Each share of Series C is convertible at the option of the holder into 16.667 shares of the Company’s common stock.

During the years ended December 31, 2006 and 2005, the Company issued 20,000 and 530,001 shares of restricted common stock, respectively, upon conversion of 1,200 and 31,800 shares of Series C, respectively, at a conversion rate of 16.667-to-1.

In March 2006, some of the Company’s preferred shareholders elected to waive their rights to receive dividends. Accordingly, the Company recorded a reduction in dividends payable of $282,875.

At December 31, 2006, the Company had a total of 27,780 shares of Series C issued and outstanding with accumulated dividends totaling approximately $238,000, which is included in dividends payable in the accompanying consolidated balance sheet.

During the year ended December 31, 2004, the Company issued a Private Placement Memorandum (“PPM”) in which the Company offered to eligible investors, as defined, a maximum of 30,000 shares of Series D Preferred Stock (“Series D”), with a required minimum offering of 1,000 shares of Series D to be sold at $25 per share. During the year ended December 31, 2004 and pursuant to the PPM, the Company issued 23,640 shares of Series D to eligible investors for proceeds totaling $521,000, net of $30,000 paid to the broker/dealer and $40,000 of accounts payable which were exchanged for shares. Such offering costs were included as an offset to additional paid-in capital in the accompanying consolidated financial statements. Since the related conversion rate is 50:1, the effective conversion rate of $0.50 resulted in a deemed dividend of $153,660, which was included in accumulated deficit. The deemed dividend is also reflected as an increase in the net loss attributable to common shareholders for 2004 (see Note 9). Additionally, the broker/dealer was granted Three-Year Placement Warrants, as defined in the PPM, with a cashless exercise feature to purchase 25,000 shares of the Company’s common stock at prices ranging from $0.50 to $1.00. No expense was recorded related to the granting of such warrants as they were considered an offering cost. The warrants vested immediately and expired on March 4, 2007.

In July 2005, the Company issued 600,000 shares of restricted common stock upon conversion of 12,000 shares of Series D at a conversion rate of 50-to-1.

In March 2006, one of the Company’s preferred series D shareholders elected to waive their rights to receive dividends. Accordingly, the Company recorded a reduction in dividends payable of $5,000.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Preferred Stock (continued)

At December 31, 2006, the Company had a total of 11,640 shares of Series D issued and outstanding, with accumulated dividends totaling approximately $125,000, which is included in dividends payable in the accompanying consolidated balance sheet.

Common Stock

During the year ended December 31, 2001, the Company received a subscription receivable of $87,500 from a member of the Board of Directors in exchange for shares of the Company’s restricted common stock. The subscription receivable bears interest at an annual rate of 6%. Principal and any unpaid interest were due on October 6, 2001. As of December 31, 2006, the subscription receivable remains unpaid.

During the year ended December 31, 2002, the Company received two subscriptions receivable totaling $375,000 in exchange for 250,000 restricted shares of common stock. The receivables bear interest at an annual rate of 5%. Principal and any unpaid interest on both subscriptions receivable were due on August 22, 2003, and are in default as of December 31, 2006.

As of December 31, 2006, the subscription receivable remains unpaid. The related accrued interest receivable and interest income are insignificant to the consolidated financial statements.

On October 27, 2005, the Company issued 300,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) totaling $132,000 as deferred consulting fees and is amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the end of the reporting period, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2005 fair value stock price, and adjusted the fees to $186,000. The additional $54,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $155,000. At December 31, 2006, In accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the fair value stock price at the completion of contract, and adjusted the fees to $60,000.

On April 25, 2006, the Company issued 9,091 shares of common stock for conversion of $6,000 of interest due on Note A. The common stock conversion price was $0.66 in accordance with the terms of Note A.

On May 15, 2006, the Company issued 10,227 shares of common stock for conversion of $6,750 of interest due on Note A. The common stock conversion price was $0.66 in accordance with the terms of Note A.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

On March 7, 2006 the Company issued 250,000 shares of common stock to a third party as financing fees in connection with Note B. The shares were valued at $157,500 (based on the estimated fair value of the common stock on the date of the transaction ) and recorded as deferred financing costs and amortized to interest expense over the life of the note. At December 31, 2006, approximately $44,000 was amortized to interest expense.

In July 2006, the Company issued 100,000 shares of common stock valued at $41,000 (based on the market price of the shares on the date the services were completed) to a third party for corporate finance and investor relations services under one month contract. The amount was recorded as consulting expense during the year ended December 31, 2006.

In December 2006, the Company issued 150,000 shares of common stock valued at $28,500 (based on the market price of the shares on the date of grant) to a third party for public relations consulting services. In accordance with EITF 96-18, the Company revalued the transaction at December 31, 2006 and adjusted the fees to $31,500. The additional $3,000 difference was recorded as deferred consulting fees and is being amortized over the remaining term of the contract. At December 31, 2006, the remaining deferred consulting fees under this contract totaled $9,000.

In April 2005, the Company issued 75,000 shares to a consultant for consulting services. However, the transaction was inadvertently overlooked by management and was not recorded in 2005. Since the value of the transaction was deemed to be immaterial to the financial statements as a whole for the quarter ended June 30, 2005 and the year ended December 31, 2005, management recorded the transaction in the current year. The transaction was valued at approximately $14,000 (based on the stock price on the date of grant).

On October 26, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) totaling $42,000 as deferred consulting fees and was amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the date when the services were deemed completed, at December 31, 2005, in accordance with EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on December 31, 2005 and adjusted the fees to $62,000. The additional $20,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $50,633. At December 31, 2006, the deferred consulting fees under this contract were amortized entirely.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

On October 11, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) totaling $41,000 as deferred consulting fees and is amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the date when the services were deemed completed, at December 31, 2005, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2005 fair value stock price, and adjusted the fees to $62,000. The additional $21,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $49,083. At December 31, 2006, the deferred consulting fees under this contract were amortized entirely.

Stock Options and Warrants

Under the terms of the Company's Incentive Stock Option Plan ("ISOP"), options to purchase an aggregate of 5,000,000 shares of common stock may be issued to key employees, as defined. The exercise price of any option may not be less than the fair market value of the shares on the date of grant. No options granted may be exercisable more than 10 years after the date of grant. The options granted generally vest evenly over a one-year period, beginning from the date of grant.

Under the terms of the Company's non-statutory stock option plan ("NSSO"), options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

During the year ended December 31, 2006, the Company granted 2,000,000 incentive stock options to its two officers under the Company’s ISOP. The options have an exercise price of $0.20 and vest on December 1, 2007. None of the options granted to employees during the year were vested as of December 31, 2006. During the year ended December 31, 2006, the Company granted 6,403,728 warrants to certain note holders, its assignee and placement agents, in connection with issuance of two convertible notes.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Stock Options and Warrants (continued)

The following is a status of the stock options outstanding at December 31, 2006 and 2005 the changes during the two years then ended:

	2006		2005
	Options	Weighted	Options	Weighted
		Average Price		Average Price
Outstanding,
beginning of year	1,413,500	$0.25	1,483,250	$0.82
Granted	2,000,000	$0.20	—	—
Exercised	—	—	—	—
Cancelled/Terminated	(163,500)	(0.90)	(69,750)	(9.57)
Total Outstanding,
end of year	$3,250,000	$0.25	1,413,500	$0.25
Exercisable	1,250,000	0.32	1,413,500	0.25

The weighted average grant-date fair value of the options granted was $0.18. The fair value of each share-based award is estimated on the grant date using the Black Scholes option-pricing formula. Expected volatilities are based on the historical volatility of the Company’s stock price (328%). The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury interest rates in effect at the time of grant (4.60%). All of the options granted during the year have an expected term of 5 years.

The following table summarizes information related to stock options outstanding at December 31, 2005:

	Options Outstanding
Exercise Price	Number	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$ 0.25	1,300,000	2.7	$0.25
$ 1.00	100,000	1.7	1.10
$ 5.00	5,000	2.0	5.00
$10.00	8,500	0.5	10.00
	1,413,500		0.39

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Stock Options and Warrants (continued)

The following table summarizes information related to stock options outstanding at December 31, 2006:
	Options Outstanding
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Average Exercise Price
$0.20- $0.25	3,150,000	3.19	$0.22
$1.10	100,000	0.69	1.10
	3,250,000		$0.25

From time to time, the Company issues warrants to employees and to third parties pursuant to various agreements, which are not approved by the shareholders.

The following is a status of the warrants outstanding at December 31, 2006 and 2005 the changes during the two years then ended:

	2006		2005
	Warrants	Weighted Average Price	Warrants	Weighted Average Price
Outstanding,
beginning of year	55,000	$0.86	228,333	$7.80

Granted	6,371,455	$0.57	—	—

Exercised	—	—	—	—

Cancelled/Terminated	(22,727)	(0.66)	(173,333)	(10.00)

Outstanding and exercisable, end of year	6,403,728	$0.57	55,000	$0.86

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

8. EQUITY TRANSACTIONS (continued)

Stock Options and Warrants (continued)

The following table summarizes information related to warrants outstanding at December 31, 2005:

	Warrants Outstanding
Exercise Price	Number	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$ 0.50 - $0.75	20,000	1.2	$0.56
$ 1.00 - $1.25	35,000	1.8	1.04
	55,000		0.86

The following table summarizes information related to warrants outstanding at December 31, 2006:
	Warrants Outstanding
		Weighted
		Average	Weighted
	Number of	Remaining	Average
	Warrants	Contractual	Exercise
Exercise Price	Outstanding	Life (Years)	Price
$0.35	1,500,000	1.63	$0.35
$0.50-0.75	4,868,728	2.87	0.63
$1.00-1.25	35,000	1.09	1.04

	6,403,728		$0.57

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

9. LOSS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2006 and 2005:

	2006	2005
Net income (loss)	$(1,051,744)	$668,359

Cumulative preferred dividends (See Note 8)	(84,800)	(156,300)

Waived Cumulative preferred dividends (See Note 8)	287,875	-

Numerator for basic and diluted earning (loss) per share:
Net income (loss) applicable to common stockholders	(848,669)	512,059

Denominator for basic earnings (loss) per share:
Weighted average shares	11,332,289	9,186,987

Denominator for diluted earnings ( loss) per share:
Weighted average shares	11,332,289	9,836,987

Basic earnings (loss) per share	$(0.07)	$0.06

Diluted earnings (loss) per share	$(0.07)	$0.05

10. COMMITMENTS AND CONTINGENCIES

Service Agreements

Periodically, the Company enters into various agreements for services including, but not limited to, public relations, financial consulting and manufacturing consulting. Generally, the agreements are ongoing until such time they are terminated, as defined. Compensation for services is paid either at a fixed monthly rate or based on a percentage, as specified, and may be payable in shares of the Company’s common stock. The Company's policy is that expenses related to these types of agreements are valued at the fair market value of the services or the shares granted, whichever is more realistically determinable. Such expenses are amortized over the period of service.

Leases

The Company leases its office and warehouse facility under a non-cancelable operating lease agreement. The lease requires monthly lease payments of approximately $33,000, with annual increases of 3% through December 2007. The lease is personally guaranteed by one of the stockholders.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

10. COMMITMENTS AND CONTINGENCIES (continued)

Future minimum lease payments on the operating lease obligations approximate $400,000 for the year ended December 31, 2007. The Company currently has no future lease commitments beyond such date.

Rental expense for operating leases approximated $410,000 for each of the years ended December 31, 2006 and 2005.

Legal

From time to time, the Company may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation, which management believes could have a material adverse effect on its financial position or result of operations.

Backlog (Unaudited)

The following schedule approximates a reconciliation of backlog representing signed contracts:

Balance, January 1, 2006	$3,374,000
New contracts, January 1, 2006 through December 31, 2006	8,540,000
11,914,000
Less, contract revenue earned - January 1, 2006 through December 31, 2006	(8,319,000)
Balance December 31, 2006	$3,595,000

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

11. SUBSEQUENT EVENTS

On January 23, 2007, the Company paid off the principal balance and all accrued interest outstanding on Note A.

On January 31, 2007, the Company filed a Registration Statement to register 4,235,000 common stock issued or issuable in connection with CAMOFI convertible note. Such Registration statement has not been declared effective by the Securities and Exchange Commission as of March 28, 2007.

On March 15, 2007, the Company issued 550,000 shares of restricted common stock under three consulting agreements, for investor relations and financial services.

On March 27, 2007, the Company entered into an Amended and Restated Registration Rights Agreement (the “2nd Amendment”) with CAMOFI. Pursuant to the Amendment, CAMOFI agreed to waive any liquidated damages accrued prior to the date of the 2nd Amendment. Also, in 30 days after the date of the 2nd Amendment, the Company agreed to file a registration statements to cover the resale of the shares issuable upon conversion of the CAMOFI Note up to 33% of the Company’s issued and outstanding stock, and, in 90 days after the date of filing, to have the registration statement declared effective by the Security Exchange Commission.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
March 31, 2007
(Unaudited)
ASSETS
Current Assets
Cash	$317,806
Contract receivables	473,693
Inventories, net	1,333,056
Costs and estimated earnings in excess of billings on uncompleted contracts	872,335
Deferred financing costs, net	358,292
Prepaid expenses and other current assets	7,404

Total current assets	3,362,586

Property and Equipment, net	256,529
Deferred Financing Costs, net	328,436

Total Assets	$3,947,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank Overdraft	$34,090
Accounts payable and accrued expenses	1,199,491
Dividends payable	362,800
Billings in excess of costs and estimated earnings on uncompleted contracts	399,710
Notes payable	12,000
Convertible notes payable, net of discount	237,223

Total current liabilities	2,245,314

Convertible Notes Payable, net of discount	210,000

Commitments and Contingencies

Stockholders' Equity
Cumulative, convertible, Series B preferred stock, $1 par value,
15,000,000 shares authorized, no shares issued and outstanding
(liquidation preference of $25 per share)	-
Cumulative, convertible, Series C preferred stock, $1 par value,
75,000 shares authorized, 27,780 shares issued and outstanding
(liquidation preference of $933,000)	27,780
Cumulative, convertible, Series D preferred stock, $25 par value,
75,000 shares authorized, 11,640 shares issued and outstanding
(liquidation preference of $416,000)	291,000
Common stock, $0.10 par value, 50,000,000 shares authorized;
12,264,656 shares issued and outstanding	1,226,466
Subscriptions receivable	(462,500)
Notes receivable from stockholders	(532,402)
Deferred consulting fees	(234,092)
Additional paid-in capital	8,995,064
Accumulated deficit	(7,819,079)

Total stockholders' equity	1,492,237

Total Liabilities and Stockholders' equity	$3,947,551

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)
	2007	2006

CONTRACT REVENUES	$3,185,469	$1,699,847

COST OF SALES	2,000,230	1,296,608

GROSS PROFIT	1,185,239	403,239

OPERATING EXPENSES
Consulting and other compensation	429,363	203,058
Salaries and related	116,634	64,331
Selling, general and administrative	173,276	187,640
TOTAL OPERATING EXPENSES	719,273	455,029

OPERATING INCOME (LOSS)	465,966	(51,790)

OTHER EXPENSES
Loss on forgiveness of debt	(11,688)	-
Derivative liability expense	-	(764,762)
Interest expense, including debt discount amortization	(465,241)	(395,828)

TOTAL OTHER EXPENSES	(476,929)	(1,160,590)

LOSS BEFORE PROVISION FOR
INCOME TAXES	(10,963)	(1,212,380)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(10,963)	$(1,212,380)

NET LOSS APPLICABLE
TO COMMON STOCKHOLDERS	$(10,963)	$(924,505)

Basic and diluted net loss available to
common stockholders per common share	.0.00	$(0.09)

Basic and diluted weighted average common
shares outstanding	11,983,543	10,803,611

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)
	2007	2006

Cash flows from operating activities:
Net loss	$(10,963)	$(1,212,380)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization of property and equipment	28,578	39,028
Amortization of deferred financing costs	89,574	57,466
Amortization of Beneficial Conversion Features and other debt discounts	291,667	249,123
Amortization of deferred consulting fees	98,977	137,039
Estmated fair market value of common stock issued for consulting services
and related change in fair value	247,500	-
Derivative liability expense	-	764,762
Changes in operating assets and liabilities:
Contracts receivable	(170,151)	(625,005)
Inventories	(212,874)	(112,985)
Costs and estimated earnings in excess of billings on uncompleted contracts	288,333	132,622
Prepaid expenses and other current assets	12,801	(2,083)
Notes receivable from stockholders	(7,000)	-
Accounts payable and accrued expenses	8,031	(277,456)
Billings in excess of costs and estimated earnings on uncompleted contracts	(53,201)	61,823

Net cash provided (used in) operating activities	611,272	(788,046)

Cash flows from investing activities:
Purchases of property and equipment	-	(20,000)

Net cash used in investing activities	-	(20,000)

Cash flows from financing activities:
Restricted cash	123,898	(1,500,000)
Bank overdraft	15,318	(27,649)
Proceeds of issuance of convertible notes payable	-	3,800,000
Principal payments on notes payable	(486,000)	(774,000)
Deferred financing costs	-	(422,500)

Net cash (used in) provided by financing activities	(346,784)	1,075,851

Net increase in cash	264,488	267,805

Cash at beginning of period	53,318	-

Cash at end of period	$317,806	$267,805

Supplemental disclosure of non-cash activities:

Common stock and warrants issued for deferred financing costs	$-	$641,790

Conversion of notes payable and interest to common stock	$-	$157,500

BCF and other debt discount on convertible notes payable	$-	$3,800,000

Debt discount on notes payable for note extension	$-	$18,900

Waived cumulative dividends on preferred stock	$-	$(287,875)

See accompanying notes to the consolidated financial statements.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization And Nature Of Operations

New Century Companies, Inc. and Subsidiary (collectively, the "Company"), a California corporation, was incorporated March 1996 and is located in Southern California. The Company provides after-market services, including rebuilding, retrofitting and remanufacturing of metal cutting machinery. Once completed, a remanufactured machine is "like new" with state-of-the-art computers, and the cost to the Company's customers is substantially less than the price of a new machine.

The Company currently sells its services by direct sales and through a network of machinery dealers across the United States. Its customers are generally medium to large sized manufacturing companies in various industries where metal cutting is an integral part of their businesses. The Company grants credit to its customers who are predominately located in the western United States.

The Company trades on the OTC Bulletin Board under the symbol "NCNC.OB".

Principles Of Consolidation

The consolidated financial statements include the accounts of New Century Companies, Inc. and its wholly owned subsidiary, New Century Remanufacturing (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis Of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes hereto should be read in conjunction with the financial statements, accounting policies and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC. In the opinion of management, all adjustments necessary to present fairly, in accordance with GAAP, the Company's financial position as of March 31, 2007, and the results of operations and cash flows for the interim periods presented, have been made. Such adjustments consist only of normal recurring adjustments. The results of operations for the three moths ended March 31, 2007 are not necessarily indicative of the results for the full year ending December 31, 2007.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $7,800,000. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through anticipated increased sales along with debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

In response to these problems, management has taken the following actions:

• The Company continues its aggressive program for selling inventory.

• The Company continues to implement plans to further reduce operating costs.

• The Company is seeking investment capital through the public and private markets.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out method. Inventories represent cost of work in process on units not yet under contract. Cost includes all direct material and labor, machinery, subcontractors and allocations of indirect overhead. As of March 31, 2007, the company’s inventory was determined to be approximately $1,333,000 net, based on approximately $197,000 cost of labor, $825,000 cost of materials, $121,000 cost of subcontracted services, $476,000 overhead cost, offset by $286,000 reserve for estimated markdowns cost of inventory.

Revenue Recognition

The Company's revenues consist of contracts with vendors. The Company uses the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition policy conforms to SAB No. 104. The Company recognizes revenue on contracts pursuant to SOP 81-1.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statements purposes. Costs incurred and revenue earned on contracts in progress in excess of billings (under billings) are classified as a current asset. Amounts billed in excess of costs and revenue earned (over billings) are classified as a current liability.

The Company accounts for shipping and handling fees and costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs." Shipping and handling fees and costs incurred by the Company are immaterial to the operations of the Company and are included in cost of sales.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

In accordance with Statements of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate for markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs. As of March 31, 2007, the Company estimated the markdowns, price concessions and warranty costs and concluded that are immaterial and did not record any adjustment to revenues.

Basic And Diluted Loss Per Common Share

Under SFAS 128, “Earnings Per Share,” basic earnings per common share is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.. Common stock equivalents, representing convertible Preferred Stock, convertible debt, options and warrants totaling approximately 8,240,816 shares at March 31, 2007 are not included in the diluted loss per share as they would be anti-dilutive. Accordingly, diluted and basic loss per share are the same for March 31, 2007. There were 2,025,451 potentially dilutive and 13,392,330 potential common shares that were excluded from the diluted earnings per share calculation.

Stock Based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share-Based Payment," ("SFAS No. 123-R"). SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. $86,400 and $0 of share-based compensation expense was recognized in the accompanying consolidated financial statements for the three month periods ended March 31, 2007 and 2006, respectively.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

Under the terms of the Company's 2000 Stock Option Plan, options to purchase an aggregate of 5,000,000 shares of common stock may be issued to officers, key employees and consultants of the Company. The exercise price of any option generally may not be less than the fair market value of the shares on the date of grant. The term of each option generally may not be more than five years.

Under the terms of the Company's non-statutory stock option plan, options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

On November 13, 2006, the Company granted 2,000,000 options to key employees. At March 31, 2007, the Company had 1,750,000 options available for future issuance under their equity compensation plans.

In accordance with SFAS No. 123-R, the Company’s policy is to adjust share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2007 is recognized in the period the forfeiture estimate is changed.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

At March 31, 2007, the Company estimated (using the Black Scholes pricing model) the fair value of options granted and no variance has been found. Therefore, the effect of forfeiture adjustments at the period ended March 31, 2007 was not applicable.

Options outstanding that have vested and are expected to vest as of March 31, 2007 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (1)
Vested	1,250,000	$0.32	1.35	$—
Expected to vest	2,000,000	$0.20	4.62	$—
Total	3,250,000			$—
(1)  These amounts represent the difference between the exercise price and $0.32, the closing market price of the Company's common stock on March 31, 2007 as quoted on the Over-the-Counter Bulletin Board under the symbol "NCNC.OB" for all in-the-money options outstanding.

The Company’s policy for options outstanding that are expected to vest are net of estimated future forfeitures in accordance with the provisions of SFAS No. 123-R, which are estimated when compensation costs are recognized. Additional information with respect to stock option activity is as follows:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise	Intrinsic Value (1)
December 31, 2006	1,750,000	3,250,000	$0.25	$130,000
Grants	—	—	—	—
Exercises	—	—	—	—
Cancellations	—	—	—	—
March 31, 2007	1,750,000	3,250,000	$0.25	$—
Options exercisable at:
March 31, 2007		1,250,000	$0.32

(1) Represents the added value as difference between the exercise price and the closing market price of the Company's common stock at the end of the reporting period (as of December 31, 2006 and March 31, 2007 the market price of the Company's common stock was $0.21 and $0.32, respectively).

The Company follows SFAS No. 123 (R) (as interpreted by EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration. Pursuant to paragraph 7 of SFAS No. 123 (R), the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF Issue No. 96-18 to transactions when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

From time to time, the Company issues warrants to employees and to third parties pursuant to various agreements, which are not approved by the shareholders. During the three month periods ended March 31, 2007, the Company did not grant any options or warrants.

The following is a status of the warrants outstanding at March 31, 2007 and the changes during the three months ended March 31, 2007:

		Weighted
	Warrants	Average Price
Outstanding, December 31, 2006	6,403,728	$0.57

Granted	—	—

Exercised	—	—

Cancelled/Terminated	(25,000)	(0.65))

Total Outstanding, March 31, 2007	6,378,728	$0.57

Exercisable, March 31, 2007	6,378,728	0.57

Deferred Financing Costs

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations. During the three months ended March 31, 2007 and 2006, the Company amortized approximately $292,000 and $97,000, respectively, to interest expense.

Beneficial Conversion Feature Of Convertible Notes Payable

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

Classification Of Warrant Obligation

In connection with the issuance of the 12% Senior Secured Convertible Notes, the Company has an obligation to file registration statements covering the Registrable Securities underlying the warrants issued in connection with the convertible note, as defined in the Amended Registration Rights Agreement.

The obligation to file the registration statement met the criteria of an embedded derivative to be bifurcated pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. Under this transaction, the Company was obligated to register for resale the common shares underlying the warrants, and as a result, the embedded derivative associated with this warrant obligation did not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at March 31, 2006, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The classification of the warrant obligation has been evaluated at each reporting date and reported as a liability until such time all of the criteria necessary for equity classification were met. The warrant liability was recorded originally, on February 28, 2006, the issuance date, at $2,190,000, and adjusted market-to-market every quarter to aproximatelly $2,955,000, $2,155,000, $1,321,000 and $695,000 at the quarter ended March 31, 2006, June 30, 2006, September 30, 2006, and December 19, 2006, correspondingly. The market-to-market adjustment was reversed to derivative liability expense.

On December 19, 2006, the Company entered into an amended agreement with the warrant holder, CAMOFI Master LDC, where by the warrant holder agreed to waive all liquidated damages incurred as a result of the Company’s inability to file a registration statement to register the shares underlying the warrants. In addition, a limit was placed on the amount of liquidated damages to be incurred in the event the Company fails to have an effective registration statement within the time period required by the amended agreement. The liquidated damages would be limited to 10% of the outstanding balance of the note. As a result, the warrants met all the criteria outlined in EITF 00-19 to be classified as equity. Accordingly, the warrants were reclassified to equity at December 19, 2006, and the $695,000 fair value of warrant liability was credited to additional paid in capital.

Management evaluated the warrants in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”, and concluded that the warrants meet all the criteria required to be classified as equity.

Income Taxes

We adopted the provisions of Financial Standards Accounting Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48") an interpretation of FASB Statement No. 109 ("SFAS 109") on January 1, 2007. The implementation of FIN 48 did not result in any adjustment to the Company's beginning tax positions. The Company continues to fully recognize its tax benefits which are offset by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized. As of March 31, 2007, the Company did not have any unrecognized tax benefits. The Company files a Consolidated Federal income tax return in the U.S. The Company files a separate income tax return in the State of California. The Company is no longer subject to U.S. Federal tax examinations for the years before 2004.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

Significant Recent Accounting Pronouncements

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” This standard permits an entity to measure many financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to SFAS No. 115 (“Accounting for Certain Investments in Debt and Equity Securities”) applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates. Among others, eligible items exclude (1) financial instruments classified (partially or in total) as permanent or temporary stockholders’ equity (such as a convertible debt security with a non-contingent beneficial conversion feature) and (2) investments in subsidiaries and interests in variable interest entities that must be consolidated. A for-profit business entity will be required to report unrealized gains and losses on items for which the fair value option has been elected in its consolidated statements of operations at each subsequent reporting date.

The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of SFAS No. 157 (“Fair Value Measurements”). The adoption of SFAS No. 159 is not expected to have a significant impact on future financial statements.

2. CONTRACTS IN PROGRESS

Contracts in progress as of March 31, 2007 which include completed contracts not completely billed represent the following:

Cumulative costs to date	$3,910,000
Cumulative gross profit to date	4,123,000
Cumulative revenue earned	8,033,000
Less progress billings to date	(7,560,000)
Net under billings	$473,000

The following is included in the accompanying consolidated balance sheet under these captions as of March 31, 2007:

Costs and estimated earnings in excess of billings
on uncompleted contracts	$873,000

Billings in excess of costs and estimated earnings
on uncompleted contracts	(400,000)
Net under billings	$473,000

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

3. DEBT FINANCING TRANSACTIONS

During the three months ended March 31, 2006, the Company recorded approximately $1,007,000 of finance charges in relation to the unamortized portion of deferred financing costs for the debt financings.

During the three months ended March 31, 2006, the Company amortized approximately $97,000 of debt discounts, including beneficial conversion features, to interest expense.

During the three months ended March 31, 2007, the Company amortized approximately $292,000 of debt discounts, including beneficial conversion features, to interest expense.

During the three months ended March 31, 2006, the Company made cash payments of $24,000 to reduce the principal balance on one of its outstanding secured notes payable. As of March 31, 2006, the balance of the note was $156,000.

During the three months ended March 31, 2006, the Company did not made any principal payments on one of its secured convertible note payable. As of March 31, 2006, the balance of the note was $3,500,000.

Also, during the three months ended March 31, 2006, the Company made cash payments of $300,000 to reduce the principal balance on one of its outstanding convertible notes payable. As of March 31, 2006, the principal balance on that note was $300,000.

During the three months ended March 31, 2007, the Company made cash payments of $36,000 to reduce the principal balance on one of its outstanding secured notes payable. As of March 31, 2007, the balance of the note is $12,000 which is included in the notes payable section of the accompanying consolidated balance sheet.

During the three months ended March 31, 2007, the Company made cash payments of $350,000 to reduce the principal balance on one of its outstanding secured convertible notes payable. As of March 31, 2007, the principal balance is approximately $2,683,000 which is presented net of debt discounts totaling approximately $2,236,000.

Also, during the three months ended March 31, 2007, the Company made cash payments of $100,000 to pay in full the principal balance on one of its outstanding convertible notes payable.

4. EQUITY TRANSACTIONS

During the quarter ended March 31, 2006, the Company issued 150,000 warrants valued at $127,500 (estimated using a Black-Scholes option pricing model on the dates of grant) to a third party for consulting services. Approximately $10,000 was recorded as consulting expense during the quarter ended March 31, 2006 and approximately $117,500 remained unamortized as deferred consulting fees at March 31, 2006, which was recorded as an offset to stockholders’ equity.

During March 2006, the Company paid $900,000 in cash and issued 250,000 shares of restricted common stock to one of its creditors to settle the outstanding principal balance and accrued interest on two defaulted notes payable, totaling approximately $1,041,000. The Company recorded the stock at fair value (estimated based on the trading price of the Company's stock on the date of grant) totaling $157,500. The value of the stock issued and the cash paid exceeded the value of the amount of the outstanding debt and accrued interest by approximately $17,000. Such amount which was recorded as a loss on debt extinguishment and included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the quarter ended March 31, 2006.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

As described in Note 1, the Company enters into equity based compensation arrangements with non-employees where the value of the services are not readily determinable and the fair value of the equity instruments is more reliably measurable. Under most of these arrangements, the performance criteria required for a measurement date is not reached until the service period has been completed. As a result, the Company is required to re-measure the consideration at each reporting date based on its then current stock value. During the quarter ended March 31, 2006, the Company recorded net increases to the fair values of such equity based compensation arrangements of approximately $115,000.

During the quarter ended March 31, 2006, the Company recorded approximately $137,000 of consulting expense related to the amortization of deferred consulting fees on equity based compensation arrangements with third parties.

At March 31, 2006, the Company had a total of 28,980 preferred shares Series C and 11,640 preferred shares Series D issued and outstanding. As of December 31, 2005, the Company accumulated dividends totaling $565,875.

In March 2006, ten of the Company's preferred shareholders elected to waive their rights to receive dividends. Therefore, the Company recorded a decrease in dividends payable of $287,875.

In February 2007, the Company issued 150,000 shares of common stock valued at $60,000 (based on the market price of the shares on the date the services were completed in accordance with EITF 96-18) to a third party for investor marketing services under a one month contract.

In February 2007, the Company issued 100,000 shares of common stock valued at $36,000 (based on the market price of the shares on the date the services were completed in accordance with EITF 96-18) to a third party for financial consulting services under a 13 day contract.

In February 2007, the Company issued 300,000 shares of common stock valued at $126,000 (based on the market price of the shares on the date the services were completed in accordance with EITF 96-18) to a third party for investor relation services under a one month contract.

All the above three contracts were recorded as public company expense in the quarter ended March 31, 2007 in the accompanying consolidated statements of operations.

As described in Note 1, the Company enters into equity based compensation arrangements with non-employees where the value of the services are not readily determinable and the fair value of the equity instruments is more reliably measurable. Under most of these arrangements, the performance criteria required for a measurement date is not reached until the service period has been completed. As a result, the Company is required to re-measure the consideration at each reporting date based on its then current stock value. During the quarter ended March 31, 2007, the Company recorded net increases to the fair values of such equity based compensation arrangements of approximately $25,000.

During the quarter ended March 31, 2007, the Company recorded approximately $98,800 of consulting expense related to the amortization of deferred consulting fees on equity based compensation arrangements with third parties.

The preferred shares Series C and preferred shares Series D shares has a mandatory cumulative dividend of $1.25 per share, which is payable on a semi-annual basis in June and December each year to holders of record on November 30 and May 31, does not have any voting rights and has liquidation preferences.

At March 31, 2007, the Company had a total of 27,780 preferred shares Series C and 11,640 preferred shares Series D issued and outstanding. As of December 31, 2006, the Company has accumulated dividends totaling $362,800. During the quarters ended March 31, 2006 and March 31, 2007, the Company did not accrue any dividends.

NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2007 And 2006

5. SUBSEQUENT EVENTS

On May 1, 2007, the Company entered into an Amended and Restated Registration Rights Agreement (the “2nd Amendment”) with CAMOFI. Pursuant to the Amendment, CAMOFI agreed to waive any liquidated damages prior to the date of the 2nd Amendment. Also, within 30 days after the date of the 2nd Amendment, the Company agreed to file a registration statement to cover the resale of the shares issuable upon conversion of the CAMOFI Note up to 33% of the Company’s issued and outstanding stock, and, in 90 days after the date of filing, to have the registration statement declared effective by the Security Exchange Commission.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision on our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the Company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC REGISTRATION FEE	$91.01
ACCOUNTING FEES AND EXPENSES	$5,000	*
LEGAL FEES AND EXPENSES	$40,000	*
MISCELLANEOUS	$4,908.99	*
	$50,000

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

PREFERRED STOCK

In June 2006, holders of the Company's Preferred C converted 1,200 shares into 20,000 shares of common stock. There were no other transactions related to preferred stock .

COMMON STOCK

Related to Motivated Minds Convertible Note

In connection with the initial issuance of the Motivated Minds convertible note on February 15, 2006, the Company issued 30,000 shares of common stock to the note holder. The proceeds of the note were allocated to the common shares using Relative Fair Value allocation method in accordance with APB No.14, resulting in debt discount of approximately $9,600, which was amortized over the life of the Note.

On March 7, 2006, in connection with the Motivated Minds convertible note dated February 15, 2006, the Company issued 30,000 restricted shares of common stock to Motivated Minds for extension of the maturity date of $300,000 of principal balance of the note until May 15, 2006. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction totaling approximately $18,900, which was amortized as interest expense over three months.

On April 25, 2006, the Company issued 9,091 shares of common stock for conversion of $6,000 of interest due on Motivated Minds Note. The common stock conversion price was recorded at $0.66 in accordance with the terms of the convertible note agreement.

On May 15, 2006, the Company issued 10,227 shares of common stock for conversion of $6,750 of interest due on Motivated Minds Note. The common stock conversion price was recorded at $0.66 in accordance with the terms of the convertible note agreement.

On July 25, 2006, in connection with the Motivated Minds convertible note dated February 15, 2006, the Company issued 45,000 restricted shares of common stock to Motivated Minds for extension of the maturity date of $150,000 of principal balance of the note until August 16, 2006, and the remaining principal balance of $150,000 of the note until October 16, 2006. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction totaling approximately $23,400, which was amortized as interest expense over three months.

On November 14, 2006, in connection with the Motivated Minds convertible note dated February 15, 2006, the Company issued 30,000 restricted shares of common stock to Motivated Minds for extension of the maturity date of $150,000 of principal balance of the note until December 16, 2006. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction totaling approximately $6,000, which was expensed immediately as interest expense.

Related to CAMOFI Secured Convertible Note

In connection with the initial issuance of the CAMOFI secured convertible note on February 28, 2006, the Company issued 250,000 shares of common stock to Ascendiant Securities LLC. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction totaling approximately $157,500, which was recorded as deferred financing cost and is amortized over 3 years, the life of the note. As of December 31, 2006, a total of $43,750 was amortized to interest expense.

Other

During March 2006, the Company paid $900,000 in cash and issued 250,000 shares of restricted common stock to one of its creditors to settle $750,000 outstanding principal balance and $291,050 accrued interest on two defaulted notes payable. The Company recorded the stock at fair value (estimated based on the trading price of the Company's stock on the date of grant) totaling $157,500. The value of the stock issued and the cash paid exceeded the value of the amount of the outstanding debt and accrued interest by approximately $17,000. Such amount which was recorded as a loss on debt extinguishment.

In July 2006, the Company issued 100,000 shares of common stock valued at $41,000 (based on the market price of the shares) to a third party for corporate finance and investor relations services under a one month contract. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction and expensed immediately.

In December 2006, the Company issued 150,000 shares of common stock valued at $28,500 (based on the market price of the shares) to a third party for public relations consulting services under a 14 day contract. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction and approximately $28,500. At December 31, 2006, In accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the fair value stock price at the ending of reporting period, and adjusted the fees to $31,500. The additional $3,000 difference was recorded as deferred consulting fees and is being amortized over the remaining term of the contract. At December 31, 2006, the remaining deferred consulting fees under this contract totaled $9,000.

On October 11, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) totaling $41,000 as deferred consulting fees and is amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the date when the services were deemed completed, at December 31, 2005, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2005 fair value stock price, and adjusted the fees to $62,000. The additional $21,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $49,083. At December 31, 2006, the remaining deferred consulting fees under this contract were amortized entirely during the year.

On October 26, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the transaction (based on the trading price of the Company's stock on the date of issuance $42,000 as deferred consulting fees and was amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the date when the services were deemed completed, at December 31, 2005, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2005 fair value stock price, and adjusted the fees to $62,000. The additional $20,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $50,633. At December 31, 2006, the remaining deferred consulting fees under this contract were amortized entirely during the year.

On October 27, 2005, the Company issued 300,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The Company recorded the fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) totaling $132,000 as deferred consulting fees and is amortizing such amount over the twelve month term of the agreement. Due to a significant increase of the Company’s stock price from issuance to the end of the reporting period, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2005 fair value stock price, and adjusted the fees to $186,000. The additional $54,000 difference was recorded as deferred consulting fees and was amortized over the remaining term of the contract. At December 31, 2005, the remaining deferred consulting fees under this contract totaled $155,000. On November 1, 2006, the date the services were completed, in accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the fair value stock price at the completion of contract, and adjusted the deferred consulting fees to $60,000. The remaining deffered consulting fees were fully amortized in 2006.

In December 2005, the Company issued 75,000 shares of common stock to a consultant for consulting services. However, the management inadvertently did not record the transaction. In December 2006, the Company recorded issuance of the 75,000 shares of common stock. The common stock was recorded at the estimated fair value of the common stock on the date of the transaction and approximately $14,250 was expensed immediately.

WARRANTS

In February 2006, the Company issued 454,545 warrants shares of common stock to the holder of the note in connection with the issuance of the Motivated Minds convertible note dated February 15, 2006. The Warrants are exercisable at a price of $0.66 per share and expire on February 14, 2011. Also, the Company issued an aggregate of 45,454 warrants shares of common stock to the Placement Agents and their assignees. The warrants are exercisable at a price of $.66 per share and expire on February 14, 2011. (See Note 6).

In February 2006, the Company issued 3,476,190 warrants shares of common stock to the holder of the note in connection with the issuance of the CAMOFI convertible note dated February 28, 2006. The Warrants are exercisable at a price of $0.63 per share and will expire on February 28, 2011. Also, the Company issued an aggregate of 722,539 warrants to the Placement Agent and its assignee. The warrants are exercisable at a price of $.63 per share and expire on February 28, 2011. (See Note 6).

In March 2006, the Company issued 150,000 warrants valued at $127,500 (estimated using a Black-Scholes option pricing model on the dates of grant) to a third party for consulting services under an agreement to write an Executive Informational Overview and 4 quaterly updates. The Company recorded the fair value of the common stock totaling $127,500 as deferred consulting fees and amortized such amount over the twelve month term of the agreement. In accordance with the EITF 96-18, the Company performed a recalculation of the deferred consulting fees based on the December 31, 2006 fair value stock price, and adjusted the fees to $31,500. The $96,000 difference was recorded as a decrease in deferred consulting fees.

On December 19, 2006, the Company entered into an Amended and Restated Registration Rights Agreement (the “Amendment”) with CAMOFI. Pursuant to the Amendment, CAMOFI agreed to waive any liquidated damages accrued prior to the date of the Amendment. An aggregate of 1,500,000 warrants valued at $300,000 (based on the stock trading price on the date of grant in accordance with EITF 96-18) were issued to the Noteholder as a consideration of the Amendment. The warrants are exercisable at a price of $.35 per share and expire on December 19, 2013. (See Note 6).

The foregoing were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Act”) for the private placement of the securities discussed above, pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean New Century Companies, Inc.

EXHIBIT NUMBER	DESCRIPTION

2.1	Share Exchange Agreement dated as of December 18, 2000. (1)

3.1	Certificate of Incorporation as filed with the Delaware Secretary of State, as amended.(2)

3.2	Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State.(3)

3.2	Bylaws. (2)

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1
Agreement and Plan of Merger, dated as of May 25, 2003, by and among Internetmercado.com, Inc., New Century Remanufacturing, Inc., New Century Acquisition Corporation, David Duquette and Josef Czikmantori; (4)

10..2	Series A Convertible Note issued to Motivated Minds, LLC dated February 28, 2006 (6)

10.3	Common Stock Purchase Warrants issued to Motivated Minds, LLC dated February 28, 2006 (6)

10.4	Registration Rights Agreement dated February 15, 2006 (6)

10.5	Securities Purchase Agreement between New Century Companies, Inc. and CAMOFI Master LDC (5)

10.6	12% Senior Secured Convertible Note issued by New Century Companies, Inc. in favor of CAMOFI Master LDC (5)

10.7	Common Stock Purchase Warrant issued to CAMOFI Master LDC (5)

10.8	Registration Rights Agreement between New Century Companies, Inc. and CAMOFI Master LDC (5)

10.9	Escrow Agreement between New Century Companies, Inc., CAMOFI Master LDC and Katten Muchin Rosenman LLP, as Escrow Agent (5)

10.10	Security Agreement between New Century Companies, Inc. and its current and future subsidiaries on the one hand, and CAMOFI Master LDC on the other hand (5)

10.11	Subsidiary Guarantee provided by all current and future subsidiaries of New Century Companies, Inc. to CAMOFI Master LDC (5)

10.12	Lock-up Agreement with certain shareholders of New Century Companies, Inc. (5)

10.13	Allonge to Series A Convertible Note dated August 8, 2006 (filed herewith)

10.14	Amendment to Registration Rights Agreement dated August 8, 2006 (filed herewith)

10.15	Amended and Restated Registration Rights Agreement dated December 19, 2006 (7)

10.16	Common Stock Purchase Warrants issued to Motivated Minds, LLC dated December 19, 2006 (7)

10.17	Amended and Restated Registration Rights Agreement dated May 1, 2007.

10.18	Placement Agent agreement with Ascendiant Securities, LLC dated January 26, 2006.

21.1	Subsidiaries of the Company (6).

23.1	Consent of Squar, Milner, Peterson, Miranda, & Williamson, LLP (filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (See Exhibit 5.1)

(1)	Incorporated herein by reference from the Company's filing on Form 8-K filed on August 23, 2000.

(2)	Incorporated by reference to Exhibit 2.1 the Company's Registration Statement on Form C-18, filed on August 14, 1980.

(3)	Incorporated by reference to 8-K filed June 4, 2003

(4)	Incorporated by reference to the Exhibit 2.1 of the 8-K filed June 4, 2003.

(5)	Incorporated by reference to the Company’s Form 8-K filed on March 13, 2006

(6)	Incorporated by reference to the Company’s Form SB-2 Registration Statement filed on June 8, 2006

(7)	Incorporated by reference to the Company’s Form 8-K filed on December 26, 2006

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Santa Fe Springs, State of California, on May 30, 2007.

New Century Companies, Inc.

By:	/s/ David Duquette
David Duquette Chief Executive Officer and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Duquette as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, registration statement was signed by the following persons in the capacities and on May 29, 2007.

Signature	Title	Date

/s/ David Duquette David Duquette	Chief Executive Officer Chief Financial Officer and Director	May 30, 2007

/s/ Josef Czikmantori Josef Czikmantori	Secretary and Director	May 30, 2007